UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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OMEGA FLEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders:

It is my pleasure to invite you to the 2019 annual meeting of the shareholders of Omega Flex, Inc. We will hold the meeting on Tuesday, June 11, 2019, at 1:00 p.m., at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts. At the annual meeting, we will discuss each item of business described in the notice of annual meeting and in the accompanying proxy statement and give a report on our business operations. There will also be time for your questions.

You will have received a notice of internet availability, which directs you to our website to access the proxy statement and annual report through the internet at www.envisionreports.com/OFLX for registered shareholders, or www.edocumentview.com/OFLX for shares held through a banker or broker.

You can also request a paper copy of these documents by following the instructions in that notice. This booklet contains the proxy statement and a notice of annual meeting. The proxy statement provides information about the business we will conduct at the annual meeting, in addition to describing our directors and management. Also available on our website is a copy of our Annual Report, which includes information about our business and our 2018 financial results.

We hope you will be able to attend the annual meeting. If you need special assistance at the meeting, please contact the Company secretary at the address shown on the next page. Whether or not you expect to attend, please vote your shares using any of the following methods:

●	vote by telephone or the internet, as described in the instructions on the notice of internet availability;

●	request a proxy card or voting instruction card; sign, date and return it in the prepaid envelope; or

●	vote in person at the meeting.

We look forward to seeing you at the annual meeting, and thank you for investing in Omega Flex, Inc.

Sincerely,

Kevin R. Hoben,
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 11, 2019

To The Shareholders of Omega Flex, Inc.:

Please take notice that the annual meeting of the shareholders of Omega Flex, Inc. (the “Company”) will be held at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts, on Tuesday, June 11, 2019 at 1:00 p.m. local time, for the following purposes:

1.	to elect three Class 2 directors for a three-year term expiring at the 2022 annual meeting of shareholders;

2.	to approve the grants of restricted stock units (“RSUs”) over shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to certain non-employee directors of the Company;

3.	to approve, on a non-binding advisory basis, the executive compensation of the named executive officers of the Company;

4.	to vote, on a non-binding advisory basis, on the frequency of holding non-binding advisory votes to approve the executive compensation of the named executive officers of the Company;

5.	to ratify the appointment by the audit committee of the board of directors of independent auditors for the Company for the fiscal year ending December 31, 2019; and

6.	to consider a shareholder proposal regarding a majority voting standard for election of directors, if properly presented at the meeting; and

7.	to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Pursuant to the by-laws of the Company, the board of directors has by resolution fixed the close of business on April 1, 2019 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any postponement or adjournment thereof. In accordance with rules instituted by the Securities and Exchange Commission, the notice of internet availability has been mailed to all shareholders. The notice contains instructions on accessing the proxy statement and the annual report of the Company on our website – www.envisionreports.com/OFLX for registered shareholders, or www.edocumentview.com/OFLX for shares held through a banker or broker. If you wish to obtain a paper copy of the proxy statement and annual report, please follow the instructions on the notice of internet availability. Please refer to the proxy statement and annual report for information concerning the affairs of the Company. The annual report does not constitute proxy soliciting material.

It is important that your shares be represented at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend the annual meeting in person, please vote your shares in accordance with the instructions on the notice of internet availability. If you voted by internet or by telephone, that vote will not limit your right to vote in person at the annual meeting.

By Order of the Board of Directors
Omega Flex, Inc.

Timothy P. Scanlan,
Secretary

Principal Executive Office:

213 Court Street, Suite 1001

Middletown, CT 06457

April 26, 2019

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is being provided on or about April 26, 2019 to shareholders of record of Omega Flex, Inc. (“OmegaFlex,” or the “Company”) as of April 1, 2019 in connection with the solicitation of proxies by the board of directors for use at the annual meeting of the shareholders to be held on Tuesday, June 11, 2019.

The accompanying proxy is solicited by and on behalf of the board of directors of Omega Flex, Inc., hereinafter referred to as “OmegaFlex” or the “Company”. The cost of the solicitation of proxies will be borne entirely by the Company. Regular employees of the Company may solicit proxies by personal interview, mail or telephone and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such intermediaries. Broadridge Investor Communication Solutions and Georgeson has been retained by the Company to assist in the distribution of proxy materials and the solicitation of proxies by mail, for a total estimated fee of $5,000, plus expenses to be paid by the Company. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about April 26, 2019.

If a proxy is voted pursuant to the instructions in the notice of internet availability, the shares represented will be voted at the annual meeting and where a choice is specified, will be voted in accordance with the specification made. Proxies may be revoked at any time prior to voting by (1) executing and delivering a later dated proxy to the secretary of the Company at or before the annual meeting, (2) voting in person at the annual meeting or (3) giving written notice of revocation to the secretary of the Company at or before the annual meeting.

PROPOSALS FOR SHAREHOLDERS’ VOTE

The following proposals are being submitted to the shareholders for a vote to approve or disapprove these measures. Please read each of the proposals carefully before voting your shares.

Proposal 1 - Election of Directors

Pursuant to the Company’s amended and restated articles of incorporation, our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms (in all cases, subject to the election and qualification of their successor, resignation or removal). Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect, the persons named in the proxy will vote to elect J. Nicholas Filler, Derek W. Glanvill, and Bruce C. Klink, as Class 2 directors for a term expiring at the 2022 annual meeting of shareholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees is currently a Class 2 director whose term expires at the 2019 annual meeting of shareholders. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by our board of directors.

The nominees for directors for a three-year term expiring at the 2022 annual meeting of shareholders (Class 2 Directors) are:

J.Nicholas Filler	Age 67	Director of OmegaFlex since 2009
Derek Glanvill	Age 57	Director of OmegaFlex since 2017
Bruce C. Klink	Age 68	Director of OmegaFlex since 1996

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For complete biographical information concerning each of the Class 2 directors, please refer to the information under the caption “Directors’ Background Information”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
THE NOMINEES LISTED ABOVE AS DIRECTORS.

Proposal 2 – Approval of Restricted Stock Unit Awards to Non-Employee Directors

The Board of Directors of the Company (the “Board”) is seeking shareholder approval for grants of restricted stock units (“RSUs”) over shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to certain non-employee directors of the Company. If approved by the Company’s shareholders, the RSUs will be settled on the date of the 2019 annual meeting of the Company’s shareholders.

The Board has approved, subject to shareholder approval, an award of 500 RSUs to each of these directors: David Evans, Nicholas Filler, Derek Glanvill, and Bruce Klink, pursuant to the terms and conditions described further below. The Company believes that RSU awards are an important aid in compensating non-employee members of the Board and will enable them to increase their ownership of shares, and thereby align their interest with those of the Company’s shareholders. If approved by the shareholders, a total of 2,000 shares of common stock will issued pursuant to the RSUs that have been granted to the non-employee directors. The Company is not otherwise seeking shareholder approval for the authority to grant stock-based awards in the future to the non-employee directors or employees of the Company. The Company has not granted stock-based awards since it first became a publicly traded company in 2005.

The principal features of the RSUs are summarized in the section on Director Compensation on page 33 below, but the summary is qualified in its entirety by reference to the full text of the Director RSU Agreement. The form of the Director RSU Agreement is attached to this proxy statement as Exhibit A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL
OF THE COMPANY’S RESTRICTED STOCK UNIT AWARDS TO NON-EMPLOYEE DIRECTORS

Proposal 3 – To approve, on a non-binding advisory basis, the executive compensation of the named executive officers of the Company.

Under the rules of the SEC, the Company is required to provide its shareholders with the opportunity to cast a non-binding advisory vote on the executive compensation of the Company’s named executive officers as disclosed in the proxy statement. This proposal is commonly known as a “say on pay” proposal. The text of the resolution to be put before the shareholders at the annual meeting is as follows:

“RESOLVED, that the shareholders of the Company approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement for the 2019 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission.”

The executive compensation disclosure includes the Report of the Compensation Committee beginning on page 18, the Compensation Discussion and Analysis on page 20, the Summary Compensation Table on page27, and the other related compensation disclosures included in this proxy statement.

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This resolution allows our shareholders the opportunity to communicate to the board of directors their views on the compensation of our named executive officers. The executive officers named in the Summary Compensation Table and deemed to be “named executive officers” are Kevin R. Hoben, Mark F. Albino, Steven A. Treichel, Paul J. Kane, and Timothy P. Scanlan. The types and amounts of compensation paid to each of the named executive officers for the past three years is set out in the section titled Executive Compensation on page 27 and the in the Summary Compensation Table in this proxy statement. This vote is advisory in nature and non-binding, and may not be construed as overruling a decision by the compensation committee or the board, nor creating nor implying any additional fiduciary duty by the board. However, the compensation committee and the entire board of directors will consider the outcome of the vote when determining the types and amounts of executive compensation to be paid to the Company’s executives, including the named executive officers, in the following year or years.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE
PROXY STATEMENT.

Proposal 4 – To vote, on a non-binding advisory basis, on the frequency of holding non-binding advisory votes to approve the executive compensation of the named executive officers of the Company.

In addition to the non-binding advisory vote on executive compensation, the rules of the Securities and Exchange Commission also require the Company to provide shareholders with the opportunity to cast a non-binding advisory vote on whether the “say on pay” vote should occur at the annual shareholder meeting every one, two or three years. While this proposal is advisory and is not binding on the Company, the board appreciates and values the views of the shareholders on this issue, and believes that a “say on pay” vote every three years provides an adequate timeframe for the shareholders to determine the reasonableness of the compensation of our named executive officers and for the Company to respond to shareholder feedback. While the board is recommending that shareholders vote in favor of holding “say on pay” every three years, you can vote for your choice of holding “say on pay” votes every one, two or three years, or abstain from voting on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY
“THREE YEARS” FOR FUTURE NONBINDING AND ADVISORY VOTES ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 5 – To vote Ratification of Audit Committee’s Appointment of Auditors.

To ratify the appointment of independent auditors by the audit committee of the board of directors for the fiscal year ending December 31, 2019. Currently the audit committee has engaged RSM US LLC as the Company’s independent auditor. Although action by the shareholders in this matter is not required, the board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of our financial controls and reporting. If a majority of the shares present and entitled to vote on the proposal do not ratify the appointment of independent auditors, the audit committee will consider the vote and the reasons therefor in future decisions on the selection of independent auditors. A representative of the independent auditors is expected to attend the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION
OF THE AUDIT COMMITTEE’S APPOINTMENT OF AUDITORS.

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Proposal 6 – Shareholder Proposal

The Company has been notified that the California Public Employees’ Retirement System (“CalPERS”), P.O. Box 2749, Sacramento, California, 95812-2749, the beneficial owner of at least $2,000 in market value of the Company’s common stock on the date the proposal was submitted and for at least the preceding eighteen months, intends to present the following proposal at the 2019 Annual Meeting of Shareholders (the “Shareholder Proposal”). The Shareholder Proposal is required to be voted upon at our 2019 Annual Meeting only if properly presented at that Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the Shareholder Proposal. In accordance with applicable proxy regulations, the Shareholder Proposal and supporting statement, for which we and our Board accept no responsibility, are set forth below:

RESOLVED, that the shareowners of Omega Flex, Inc. (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareowners in uncontested elections. A plurality vote standard, however, will apply to contested director elections; that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement

Is accountability by the Board of Directors important to you? As a longterm shareowner of the Company, CalPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal. This proposal would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections. Under the Company’s current voting system, a director may be elected with as little as one affirmative vote because “withheld” votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable because it makes it impossible to defeat directors who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote “against” candidates and to defeat reelection of a management nominee who is unsatisfactory to the majority of shareowners who cast votes.

A substantial number of companies have already adopted this form of majority voting. More than 90% of the companies in the S&P 500 have adopted a form of majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation, and not continue to serve, unless the Board declines the resignation and publicly discloses its reasons for doing so.

Majority voting in director elections empowers shareowners to clearly say “no” to unopposed directors who are viewed as unsatisfactory by a majority of shareowners casting a vote. Incumbent board members serving in a majority vote system are aware that shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but also the power to heighten director accountability through the threat of a loss of majority support. That is what accountability is all about.

CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard for uncontested director elections. We believe the Company’s shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests. Please vote FOR this proposal.

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Board of Directors’ Response in Opposition to Proposal No. 6

The Board of Directors unanimously recommends a vote “AGAINST” this Shareholder Proposal. Proxies solicited by the Board of Directors will be voted “AGAINST” the Shareholder Proposal unless a shareholder has indicated otherwise in voting the proxy.

The Board has carefully considered the Shareholder Proposal submitted by CalPERS, and following its review of the Shareholder Proposal, does not believe that the Shareholder Proposal is in the best interests of the Company or its shareholders at this time. Accordingly, the Board unanimously recommends that the Company’s shareholders vote AGAINST the Shareholder Proposal.

The Board does not believe that electing directors under a majority vote standard would result in a more effective Board. Importantly, the proponent has not asserted that the Board has not acted in the best interests of the Company’s shareholders. The Company’s shareholders have a history of electing strong and independent Boards, not only by a plurality, but by a sizeable majority of votes cast. The Board, as so elected, has been a significant factor in the Company’s consistent growth and financial stability, and has repeatedly demonstrated sound business judgment in its leadership of the Company. Consequently, the Board is hesitant to make a fundamental change to the Company’s corporate governance system that already has helped the Company deliver positive performance to its shareholders over many years.

Plurality voting is the default standard under Pennsylvania law for the election of directors. A plurality vote standard ensures that a full board of directors as long as there are at least as many nominees as open seats, and avoids problems associated with failed elections (that is, an election in which a director is not chosen and a vacancy on the Board is created), and resulting holdover directors. If directors are not elected or are otherwise required to resign upon failing to receive a majority of votes cast, as set forth in the current proposal, the Company may face legal uncertainty as to satisfying certain NASDAQ listing requirements or other corporate governance regulations, such as those relating to the independence of directors, committee composition or the maintenance of an audit committee financial expert.

Under the current plurality voting standard, shareholders have the ability to express disapproval of corporate policies, strategy or director candidates through the use of withhold votes. Institutional and retail investors successfully utilize withhold vote campaigns to influence corporate policies and director elections. The use of withhold votes, as opposed to implementation of majority voting, provides the Board with flexibility to appropriately respond to shareholder dissatisfaction without concern for potential corporate governance complications arising from a failed election. In addition, shareholders who are truly dissatisfied with director candidates have the ability to nominate alternative candidates by following the procedures set forth in the Company’s Bylaws and related policies.

For these reasons, the Board does not believe adopting a majority voting standard for director elections is in the best interests of the Company or its shareholders at this time. However, the Board will continue to assess developments in director voting standards, and remains committed to maintaining the high standards in corporate governance that the Board has demonstrated to date.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

No business other than that set forth in the attached notice of annual meeting is expected to be acted upon. Should any other matters requiring a vote of shareholders be properly brought before the annual meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy card will vote thereon according to their best judgment in the interest of the Company.

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Vote Required

The Company’s by-laws provide that the presence of the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the annual meeting, in person or represented by a proxy, constitutes a quorum for the annual meeting; and that the vote of the shareholders who hold a majority of the voting power present in person or represented by proxy at the annual meeting and entitled to vote will decide any question brought before the annual meeting, unless otherwise provided by statute or the Company’s restated articles of incorporation or by-laws.

The nominees for election as directors of the Company at the annual meeting who receive the greatest number of votes cast will be elected as directors for the three positions on the board of directors of the Company to be filled. Abstentions and non-votes will have no effect on the outcome of the election of directors.

For Proposal 2 (approval of grant of restricted stock units to four non-employee directors), the vote of a majority of the shares present at the annual meeting and entitled to vote FOR the approval of the grant of the restricted stock units will pass the proposal. Any abstentions and non-votes will have no effect on the outcome of the Proposal. If a majority of the shares present and entitled to vote on the proposal do not approve the grant of restricted stock units to four non-employee directors, then the grants of those restricted stock units will be voided, and no shares of Omega Flex, Inc. common stock will be issued from those voided restricted stock units.

Both Proposal 3 – the “say on pay” proposal regarding executive compensation, and Proposal 4 – the frequency of the “say on pay” proposal, are advisory in nature and are not binding on the board of directors or the Company. Because the votes on these proposals are advisory and have no legal effect, there is no requirement for the vote to attain a plurality or majority of the votes cast at the meeting, whether by proxy or in person. However, for purposes of determining the shareholders’ position on Proposal 3 “say on pay,” the board will deem the vote of a majority of the shares of common stock present at the annual meeting either FOR or AGAINST the proposal as being the advisory non-binding vote of the shareholders. For Proposal 4 – the frequency of the say on pay proposal – the choice receiving the highest number of votes will be deemed to be the choice of the shareholders. Although the proposals are made on a non-binding advisory basis, these proposals are important in providing the shareholders a forum in which they may make clear to the board their ideas and sentiments on executive compenstion, and the results of these proposals will be considered by the compensation committee and the entire board when making decisions on executive compensation decisions in the future, and the the frequency of holding a non-binding advisory vote on executive compensation. If you are a registered shareholder (that is, if you own shares directly in your own name and they are either kept at our transfer agent or are in your possession) the enclosed proxy card provides you with a choice of voting on the Company holding “say on pay” every one, two or three years, or to abstain from voting on this proposal. If you are a beneficial owner (that is, if your shares are held for you by your bank, broker or other holder of record) please refer to the voting instruction card provided by your bank, broker, or other holder of record, which should include these same four voting choices.

For Proposal 5, the vote of a majority of the shares present at the annual meeting and entitled to vote FOR the ratification of the selection by the audit committee of independent auditors for the Company for the fiscal year ending December 31, 2019 will pass the proposal. Any abstentions and non-votes will have no effect on the outcome of the Proposal. If a majority of the shares present and entitled to vote on the proposal do not ratify the appointment of the independent auditors, the audit committee will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.

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For Proposal 6, the vote of a majority of the shares present at the annual meeting and entitled to vote FOR a change to the Company’s articles of incorporation and/or by-laws to require the election of directors by majority vote will pass the proposal. Any abstentions and non-votes will have no effect on the outcome of the Shareholder Proposal. However, because this proposal is only a request, approval of the proposal will not automatically repeal the plurality vote standard. Eliminating the plurality vote standard would require further action by the Board and the shareholders.

If you do not provide your broker or other nominee with instructions on how to vote your shares held in “street name,” your broker or nominee will not be permitted to vote your shares on non-routine matters (a broker non-vote), and your shares will not affect the outcome of proposals concerning non-routine matters. Please note that the rules regarding how brokers may vote your shares have changed, such that the election of directors is a “non-discretionary” item. This means that your broker may no longer vote your shares in connection with the election of directors in the absence of your specific instructions as to how to vote. If you hold your shares beneficially through a broker or nominee, we strongly encourage you to provide instructions regarding the voting of your shares as your broker cannot vote your shares with respect to these proposals without instructions from you.

Voting Rights

The shareholders entitled to vote at the annual meeting will be those whose names appeared on the records of the Company as holders of its common stock at the close of business on April 1, 2019, the record date. As of April 1, 2019, there were issued and outstanding 10,091,822 shares of common stock of the Company, all of which are entitled to vote. The Company is not entitled to vote the shares of common stock held in the treasury nor are such shares considered “issued and outstanding.” As of April 1, 2019, there were 61,811 shares of common stock held in the treasury. If the shareholders approve Proposal 2 for the issuance of restricted stock units to several non-employee directors, the underlying shares of the Company’s common stock to be issued from the restricted stock units will be from treasury shares. Such approval will increase the number of issued and outstanding shares of the Company’s common stock by 2,000, and decrease the treasury shares of common stock held by the Company by 2,000.

Shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the annual meeting. Cumulative voting is not permitted. There are three directors to be elected at the annual meeting to be held on June 11, 2019. Unless otherwise indicated on the proxy cards, the votes represented by such proxies will be voted “FOR” the nominees listed thereon; “FOR” Proposals 2, 3 and 5; THREE YEARS for Proposal 4; and “AGAINST” Proposal 6.

Shareholder Proposals

Proposals that shareholders wish to present for consideration at the annual meeting to be held in 2020 pursuant to SEC Rule 14a-5(e) must be received at the Company’s corporate offices no later than 120 days before the anniversary of this proxy statement’s mailing date in order to be included in the Company’s proxy statement and proxy relating to such meeting. Upon receipt of any proposal, the Company will determine whether or not to include such proposal in next year’s proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a shareholder to bring other business before a shareholders’ meeting, timely notice must be received by the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement and proxy.

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Nominations by a shareholder for the election of a person or persons to the board of directors at an annual meeting of the shareholders must be delivered to the chairman of the board of directors not later than 180 days prior to the date of the next annual shareholder meeting. Please refer to the report of the nominating/governance committee on page 15 for further information and requirements.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

General Information

The OmegaFlex board of directors currently consists of eight directors. The nominating/ governance committee reviewed the disclosures submitted by the eight board members and determined that directors James M. Dubin, David K. Evans, J. Nicholas Filler, Derek W. Glanvill, Bruce C. Klink, and Stewart B. Reed were “independent” directors under the requirements set forth in the corporate governance guidelines of the board, applicable Securities and Exchange Commission (SEC) rules and the NASDAQ listing standards. Please refer to the report of the nominating/governance committee on page 15, below for additional information on the determination of director independence.

The Company’s corporate governance guidelines can be found at the Company’s website at www.omegaflexcorp.com. The Company will provide any person, without charge, upon filing a written request with the Secretary of the Company at its general offices, with a copy of the Company’s corporate governance guidelines. The process by which directors are considered for nomination is more fully described in the report of the nominating/governance committee below.

During the calendar year of 2018 the board of directors held four meetings. All current directors (except Mr. Dubin who was appointed in 2019) were present at all of the meetings. At each meeting non-management, independent directors had the opportunity to meet in executive session. The Company’s corporate governance guidelines sets forth the policy that all directors are encouraged, but not required to attend the annual meeting of shareholders, and all of the directors attended the annual meeting of shareholders in June 2018.

The board of directors has adopted a code of business ethics, applicable to all employees of the Company, including its principal executive officer, its principal financial officer, its principal accounting officer or financial controller and persons performing similar functions. This code of business ethics can be found at the Company’s website at www.omegaflexcorp.com. The Company will provide any person, without charge, upon filing a written request with the Secretary of the Company at its general offices, with a copy of the Company’s code of business ethics. Amendments to and waivers from the code of business ethics will be disclosed on the Company’s website within four business days following the date of amendment or waiver.

The Company is not aware of any material proceeding in which any director or executive officer, or any associate of any director or executive officer, is a party adverse to the Company or has any material interest adverse to the Company. The Company is not aware of having made any charitable contribution to an entity of which any Director is a director, trustee or executive, in excess of the reporting thresholds of $200,000 or 5% of such entity’s gross revenues. The Company is not aware of any agreement or arrangement between any of the directors and any third party that provides for compensation or payment to the director in connection with the director’s service as a director of the Company.

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Board Leadership Structure and Role in Risk Oversight

The board of directors exercises oversight of the Company and its business through the Company’s executive management. Under the Company’s bylaws, the board annually elects a chairman of the board, who may or may not be an officer of the Company, and who presides at all meetings of the shareholders and the directors, and a chief executive officer, who has the general and active management of the business of the Company. In December 2018, the board appointed Kevin R. Hoben as chairman of the board and chief executive officer, and also appointed Mark F. Albino as president and chief operating officer. Since Omega Flex, Inc. became a publicly traded company in 2005, the position of chairman of the board, and the position of the Company’s chief executive officer had been held by two different persons. However, the appointment of Mr. Hoben to the position of chairman was in recognition of Mr. Hoben’s achievements and success in managing the Company as its chief executive officer, as well as a recognition of Mr. Albino’s performance in managing the day-to-day affairs of the Company. Mr. Reed was appointed as vice-chairman of the board.

Risk is inherent in every business and the Company is subject to many risks which have been described in our periodic filings. Management is responsible for the day-to-day management of the risks that the Company faces and the board of directors is responsible for the oversight of risk management. While the board is ultimately responsible for risk oversight at the Company, our board committees assist the board in these oversight responsibilities in certain areas of risk. Most notably, the audit committee has general oversight with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and reports to the board on these matters regularly.

Communication with the Board

Shareholders who wish to communicate with the Company’s board of directors may do so in writing, addressed to the chairman of the board of directors, or to any individual director, at the Company’s corporate headquarters at Omega Flex, Inc., 213 Court St., Suite 1001, Middletown, CT, 06457. Shareholders wishing to communicate with the director presiding over the executive session of the Company’s non-management directors may direct such communications to Mr. J. Nicholas Filler, chairman of the audit committee and lead independent director, at the address set forth above. All such correspondence will be forwarded to the Company’s investor relations department, which will review the correspondence. The board has delegated to the investor relations personnel discretion to review such correspondence, and forward any matters dealing with current, specific business or customer matters to the appropriate senior management in the Company. All other correspondence will be forwarded to the appropriate director designated by the shareholders.

Director Background Information

The following persons constitute the Company’s board of directors. Only the Class 2 directors are standing for election for a three-year term and until their respective successors have been elected and qualified. The specific experience, qualifications, attributes or skills that have led the board to conclude that each of the directors should serve in that role in light of the Company’s business and structure are included in each of their respective biographies. In the past ten-year period, no director (a) has filed or has been subject to a petition for bankruptcy or insolvency, or (b) was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding. No other candidates for election to the board of directors have been proposed or nominated.

Director Biographies

Mark F. Albino, Age 66

Mr. Albino is currently President and Chief Operating Officer, serving in that position since 2018, and previously as Executive Vice President since 2005. Mr. Albino has served as our director since 1996, and has also served as director of Omega Flex Limited since 2001. Mr. Albino has over 30 years of experience and extensive knowledge of manufacturing operations in our industry, product design, and the technical requirements for bringing new products to market, and is the inventor of several patents covering important components of our products. Mr. Albino is a Class 3 director with a term expiring at the annual meeting of shareholders in 2020.

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James M. Dubin, Age 72

Mr. Dubin was appointed by the board of directors in January 2019. He is currently the Executive Chairman of Conair Corporation, a diversified consumer products company. He was formerly a senior partner at Paul, Weiss, Rifkind, Wharton & Garrison LLP, until his retirement from the firm in 2012. Since his retirement he has engaged in private consulting work through Madison Place Partners, LLC. Mr. Dubin is currently a director of Emmis Communications Corporation, and serves on its executive, audit, corporate governance, and compensation committees. He has served as a director or trustee on a number of corporate, non-profit and charitable organizations, including, Carnival Corporation & plc, Lighthouse Guild International, National Foundation for Advancement in the Arts, and the American Ballet Theatre. Mr. Dubin has extensive experience in accounting, finance, and financial reporting, as well as being an attorney with a practice in corporate law, securities, and mergers and acquisitions. Mr. Dubin is a Class 3 Director with a term expiring at the annual meeting of shareholders in 2020.

David K. Evans, Age 64

Mr. Evans has served as a director of the Company since 1996. He is currently the President and CEO of Partners Mechanical, Inc., a mechanical contractor in Raleigh, North Carolina. Mr. Evans has extensive experience in construction and installation of mechanical systems in construction, including products manufactured by the Company. Mr. Evans is a Class 1 Director with a term expiring at the Annual Meeting of Shareholders in 2021.

J. Nicholas Filler, Age 67

Mr. Filler has served as a director since 2009, and is currently the lead independent director. Prior to his retirement, Mr. Filler served as an executive of Argotec, Inc., a manufacturing firm in Greenfield, Massachusetts, serving as the Chief Operating Officer from 2007, and President from 2011 to 2014 when he retired. Previously, Mr. Filler was the Senior Vice President – Corporate and Legal of Mestek, Inc., the Company’s former parent corporation, from 2001 to 2007. Mr. Filler is also a director and vice chairman at Mestek, Inc., and also serves as a director at Channing Bete Co., and Bete Fog Nozzle Co. Mr. Filler received a JD degree from Boston University Law School, and has extensive experience in directing and leading manufacturing firms, and also has extensive experience in accounting, finance, and financial reporting, as well as being an attorney with a practice in corporate law and corporate financing. Mr. Filler is a Class 2 Director with a term expiring at the annual meeting of shareholders in 2019, and is a candidate for election.

Derek W. Glanvill, Age 57

Mr. Glanvill has served on our board since 2017. He was formerly President and Chief Operating Officer of McCarthy Holdings, Inc., a large commercial construction company headquartered in St. Louis, MO, from 2007 until his retirement in 2015. In his position as President and COO of a large commercial construction company, Mr. Glanvill had extensive experience in managing a large commercial organization, experience in the construction industry, and expertise in analyzing and using financial statements of a large commercial organization. Currently Mr. Glanvill serves as a senior advisor to Oaktree Capital Management, LP, a private equity firm and as executive chairman to several portfolio companies within that firm. Mr. Glanvill is a director of Mestek, Inc., the Company’s former parent corporation, Black & Veatch, an engineering, consulting and construction company, and Infrastructure and Energy Alternatives, Inc. Mr. Glanvill is a Class 2 Director with a term expiring at the annual meeting of shareholders in 2019, and is a candidate for election.

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Kevin R. Hoben, Age 71

Mr. Hoben is currently Chairman and Chief Executive Officer of the Company, and previously served as President from 2005 to 2018. Mr. Hoben also has served as our director since 1996 and as a director and chairman of our United Kingdom subsidiary, Omega Flex Limited, since 2001. Mr. Hoben is also a director of Taco Comfort Solutions, Inc. Mr. Hoben has over 30 years of experience in the sale and distribution of flexible metal hose products in positions of increasing scope and responsibility, and is a significant shareholder. Mr. Hoben is a Class 3 Director with a term expiring at the annual meeting of shareholders in 2020.

Bruce C. Klink, Age 68

Mr. Klink has served as a director since 1996. Until his retirement in 2009, Mr. Klink served as President of Dominion East Ohio, Inc., a subsidiary of Dominion, Inc., a diversified energy producer headquartered in Richmond, Virginia from 2008, and was previously Vice President – Gas Regulations and Vice President –Pricing and Business Development from 2000 to 2008. Mr. Klink has extensive experience and knowledge (a) of the natural gas utility market, which is an important factor in our flexible gas piping business, (b) managing and leading large and sophisticated companies in regulated markets, (c) experience and knowledge of regulatory and compliance issues, and (d) finance, financial accounting and auditing. Mr. Klink is a Class 2 Director with a term expiring at the annual meeting of shareholders in 2019, and is a candidate for election.

Stewart B. Reed, Age 71

Mr. Reed has served as a director of the Company since 2005, and was formerly chairman of the board from 2014 to 2018, and currently serves as vice-chairman. Since 2013, Mr. Reed has served as the Chairman and Chief Executive Officer of Mestek, Inc., the Company’s former parent corporation. From 2009 to 2013, he was Mestek’s Vice Chairman and Chief Operating Officer. Mr. Reed has extensive knowledge and experience in managing and leading large manufacturing enterprises supplying the HVAC industry in which most of our products are distributed, and in corporate finance and accounting, and he is also a significant shareholder. Mr. Reed is a Class 1 director with a term expiring at the annual meeting of shareholders in 2021.

Executive Officers

The executive officers of the Company in addition to Mr. Hoben and Mr. Albino, whose biographies appear in the section entitled “Director Background Information” above, are the following:

Paul J. Kane, Age 51

Mr. Kane is currently Vice President – Finance and Chief Financial Officer, which he has held since 2008. Mr. Kane joined OmegaFlex in September 2005, serving as Controller until 2007, and was named Principal Accounting Officer in 2007. He is currently a director of the Company’s subsidiary, Omega Flex Limited, and a director of Shannon Chemical Corporation, a privately held manufacturing company, based in Exton, Pennsylvania. He has been a certified public accountant since 1996.

Steven A. Treichel, Age 67

Mr. Treichel is currently the Senior Vice President-Corporate Development and Facilities Management, which he assumed in early 2006. Previously he served as Vice President – TracPipe® Operations from 1996 to 2002, where he was responsible for engineering for the TracPipe® and CounterStrike® product lines and research and development.

Timothy P. Scanlan, Age 63

Mr. Scanlan is currently General Counsel, a position he has held since he joined the Company in 2006, and is also the Company’s corporate secretary. He is currently a director of the Company’s subsidiary, Omega Flex Limited. Previously, Mr. Scanlan was Associate General Counsel with Mestek, Inc., the Company’s former parent corporation, from 1993 to 2006. Mr. Scanlan is an attorney admitted to practice law in Massachusetts and Pennsylvania.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of the Company’s common stock held by each person known to the Company to own five percent or more of the Company’s common stock, and each current director and nominee for director of the Company, each of the Company’s executive officers and the current directors and executive officers of the Company as a group. As of April 1, 2019, there were 10,091,822 shares of common stock outstanding.

Beneficial Owner	Number of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(1)
Greater than 5% Owners
Estate of John E. Reed (2) 260 North Elm Street Westfield, MA 01085	2,673,899	26.50%

Kayne Anderson Rudnick Inv. Mgmt., LLC (3) 1800 Avenue of the Stars Los Angles, CA 90067	1,379,918	13.67%

Directors
Stewart B. Reed (4)	3,123,379	30.95%
Kevin R. Hoben	1,006,269	9.97%
Mark F. Albino	406,145	4.02%
David K. Evans (5)	1,040	*
J. Nicholas Filler	1,550	*
Derek Glanvill	3,000	*
Bruce C. Klink	1,650	*
Executive Officers
Paul J. Kane	50	*
Timothy P. Scanlan	250	*
Steven A. Treichel	0	*
All executive officers and directors as a group (10 persons)	4,543,333	45.02%

* indicates less than 1% ownership of the issued and outstanding common stock.

Except as otherwise noted in the footnotes below, the entity, individual director or executive officer or their family members or principal shareholder has sole voting and investment power with respect to such securities.

(1)	The percentage of ownership is based on 10,091,822 shares of common stock outstanding at December 31, 2018.

(2)	Based on a Form 5 filed with the Securities and Exchange Commission on July 26, 2018. Mr. Stewart Reed is acting as an executor for the estate but he disclaims beneficial ownership to those shares. The business address of the Estate of John E. Reed is 260 North Elm St., Westfield, Massachusetts, 01085.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2019 by Kayne Anderson Rudnick Inv. Mgmt., LLC, Virtus Investment Advisers, Inc., who shares voting and dispositive power over 883,934 shares that are included in the amount listed in the table, and Virtus Equity Trust, who shares voting and dispositive power over 842,235 shares that is included in the shares disclosed by Virtus Invesment Advisers, Inc.

(4)	Based on a Form 5 filed with the Securities and Exchange Commission on July 26, 2018. Includes (a) 924,159 shares of common stock owned by various family trusts, of which Mr. Reed is a trustee but for which he disclaims beneficial ownership, and (b) excludes 2,673,899 shares of common stock held by the Estate of John E. Reed (which are reported separately) for which Mr. Stewart Reed is acting as an executor but for which he disclaims beneficial ownership. The business address of Mr. Reed is 260 North Elm St., Westfield, Massachusetts, 01085.

(5)	Includes 790 shares held by a corporation of which Mr. Evans is an officer and shareholder, and to which beneficial ownership is disclaimed except to the extent of Mr. Evans’ pecuniary interest in that corporation.

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BOARD COMMITTEES

The board of directors has four (4) standing committees: nominating/governance, audit, executive and compensation.

Nominating/Governance Committee

The board of directors has established the nominating/governance committee pursuant to the Company’s by-laws and the NASDAQ listing standards. The nominating/governance committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflexcorp.com. The committee’s responsibilities include (a) evaluating and recommending nominees for election as directors to the board of directors, (b) annually evaluating the independence of the individuals directors from the Company’s management, (c) recommending to the board of directors criteria for membership on the board, (d) proposing nominees to fill vacancies on the board of directors as they occur, and (e) recommending principles of corporate governance pursuant to which the board and its committees perform their respective duties. The Company does not have a formal policy with regard to the consideration of diversity in identifying candidates for director but the nominating committee strives to nominate directors with a variety of skills and qualifications such that the board, as a whole, will possess the appropriate expertise to oversee the Company’s business. The committee held one meeting in 2018. The current members of the committee are Messrs. Klink (Chairman), Dubin, Evans, Glanvill, and Reed. The board of directors determined that the committee members are independent directors in accordance with the Company’s corporate governance guidelines, applicable SEC rules and the requirements of the NASDAQ listing standards. In selecting candidates for election to the board of directors at future annual meetings of shareholders, the Committee will consider prospective candidates whose names have been submitted by shareholders in accordance with the procedures described in the committee’s report, below. Such submissions should be in writing and directed to the secretary of the Company at 213 Court Street, Suite 1001, Middletown, Connecticut, 06457.

Audit Committee

The board of directors has established and maintains an audit committee comprised of five of the Company’s independent directors. No member of the audit committee serves on the audit committee of more than three public companies.

The audit committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflexcorp.com. These responsibilities include assisting the board of directors in its oversight of the accounting and financial controls of the Company, reviewing the process and procedures underlying management’s assessment of the effectiveness of the Company’s systems and financial controls, and the Company’s compliance with legal and regulatory requirements. The audit committee selects the independent auditors, reviews the scope of the audit and the results of the audit, approves permitted non-audit services (such as tax services), and reviews the financial and disclosure controls procedures. The audit committee also oversees management’s efforts to establish and maintain a process for handling complaints or concerns relating to accounting or financial matters, as well as compliance issues generally.

As part of its oversight role relating to the Company’s systems, controls and procedures, the audit committee also oversees management’s response to relevant risk factors that potentially face the Company. On an annual basis, the committee reviews those risks to the Company and its businesses that have been identified by management, and reviews the analysis and plans prepared by management to eliminate, mitigate or address those potential risks.

The audit committee acts pursuant to the Company’s by-laws and the audit committee charter. The audit committee charter is reviewed annually by the audit committee to determine the charter’s adequacy to respond to the issues raised in the course of the audit committee’s activities. The audit committee has acted under its charter. The committee held nine meetings in 2018, at which all members attended in person or by telephone, and consulted with each other and management as necessary to discharge its duties. Please see the report of the audit committee set forth in this proxy statement. The current members of the audit committee are Messrs. Filler (Chairman), Dubin, Evans, Glanvill, and Klink. The board of directors has determined that (a) Messers. Filler and Klink are each an “audit committee financial expert” under SEC rules, and (b) all of the audit committee members are “financially sophisticated” as required by the NASDAQ Listing Standards.

Executive Committee

To the extent permitted by the laws of the Commonwealth of Pennsylvania, the executive committee has and may exercise all the powers and authorities of the board of directors as follows: (a) to take action on behalf of the board of directors during intervals between regularly scheduled meetings of the board of directors if it is impracticable to delay action on a matter until the next regularly scheduled meeting of the board of directors, and (b) to take action on all matters of the Company that have been delegated for action by the board of directors. The executive committee meets from time to time, irregularly, and consults with each other and management as necessary to discharge its duties. The current members of the committee are Messrs. Reed (chairman), Albino, and Hoben.

Compensation Committee

The compensation committee’s responsibilities are as set forth in its charter, which can be found at the Company’s website at www.omegaflexcorp.com. The committee’s duties include establishing a compensation philosophy to guide the committee in executive compensation decisions, establishing and approving executive compensation plans, reviewing the compensation of the chief executive officer and the executive officers of the Company, and recommending to the board of directors the amount of compensation to be paid to the chief executive officer and the executive officers of the Company. Please see the report of the compensation committee set forth in this proxy statement. The committee met two times in 2018, with all members in attendance, to consider and recommend compensation matters to the board of directors. The current members of the committee are Messrs. Reed (chairman), Evans, Filler, and Klink, each of whom have been determined to be independent directors in accordance with the Company’s corporate governance guidelines, applicable SEC rules and the requirements of NASDAQ listing standards.

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BOARD REPORTS

Nominating/Governance Committee Report

And Director Nomination Process

This report of the nominating/governance committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (“Securities Act”) or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts. The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s nominating/governance committee charter.

REPORT

The nominating/governance committee met once in 2018 to review director qualifications, nominate directors for election at the annual meeting of shareholders, to review the corporate governance issues for the board, and discuss the adoption of certain policies by the Company.

The Committee has reviewed the independence of directors from management, and has determined that the following directors are independent under the Company’s Corporate Governance Guidelines, and the NASDAQ listing rules:

James M. Dubin	Derek W. Glanvill	Bruce C. Klink
David K. Evans	J. Nicholas Filler	Stewart B. Reed

With respect to Mr. Reed, although he owns or controls a significant number of the issued and outstanding common stock of the Company, that fact in and of itself does not disqualify him from being considered “independent” of the Company’s management. The nominating/governance committee reviewed the independence criteria contained in the Company’s Corporate Governance Guidelines, and the NASDAQ listing rules, and reviewed the totality of circumstances relating to Mr. Reed’s independence from management. Specifically, the nominating/governance committee determined that: Mr. Reed is not employed by the Company, neither he nor any family member has received any compensation or payments from the Company, directly or indirectly, other than through his position as a director or as shareholder(s), nor does he have any compensation interlock issues. There are no other factors known to the committee that would call it to question Mr. Reed’s independence from the management of the Company. As a result, the nominating committee has unanimously determined that Mr. Reed is an “independent” director.

The Company has a policy, as set forth in its by-laws, of considering candidates for election to the board of directors who may be nominated by the shareholders. The board of directors recognizes and fully appreciates its position of stewardship of the Company for the benefit of the shareholders, and the board firmly subscribes to the proposition that the shareholders should be free to exercise their franchise to select and elect the persons who direct the Company in which the shareholders have invested. To that end, the by-laws of the Company provide for a process by which shareholders may nominate individuals for election to the board of directors. This process requires that such shareholder nomination be made in writing by a shareholder holding, or by a group of shareholders who in the aggregate hold, five percent (5%) or more of the Company’s common stock continuously for at least one year prior to the date of the submission of such candidate, and delivered to the chairman of the board of directors not later than 180 days prior to the date of the next annual shareholders’ meeting. Such nomination must also include (a) the name and residence of each proposed nominee and of the nominating shareholder, (b) the principal occupation of each proposed nominee, (c) the written consent of each nominee to serve as a director of the Company, if elected, and (d) any information regarding each nominee proposed by a shareholder that would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and applicable NASDAQ listing standards.

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Any candidate for election to the board of directors nominated by a shareholder shall possess the minimum qualifications, as required by the by-laws and by the corporate governance guidelines, to wit: (a) be a natural person, (b) be not less than 21 years of age, and (c) not be a director, officer, employee or agent of a competitor of the Company. The specific skills or expertise of a shareholder nominee should complement the needs of the board at the time of the election. These needs will vary from time to time based on the composition of the board. In reviewing and identifying candidates for the board of directors, the nominating/governance committee is charged with a mandate under the Company’s corporate governance guidelines to identify and consider candidates having significant skills or experience in any one or more of the following areas: understanding of the application and use of some or all of the Company’s products, understanding of various manufacturing technologies, an understanding of general accounting principles as applied in the preparation and reporting of financial statements of a public company, and expertise and knowledge of management of a large multi-facility organization, international experience, and other pertinent characteristics – all in the context of an assessment of the then current perceived needs of the Company. To that extent, the committee will seek to identify and consider candidates who may have a diverse background and not limited strictly to the markets in which the Company competes or to manufacturing industries generally.

Identification of persons to become nominees for the board of directors are obtained through a variety of sources, including the directors, the executive officers of the Company, and trade or industry groups in which the Company participates. Once a candidate has been identified, the nominating/ governance committee evaluates such candidate based upon his or her length and breadth of business experience, specific skills or knowledge, values, and other qualities which the Company may deem pertinent. The committee’s review may include personal interviews and/or reference checks. This process is applied regardless of whether the potential nominee has been identified and proposed by a shareholder or by any other person.

As of the date of this proxy statement neither the chairman of the board nor the nominating/ governance committee had received from shareholders owning more than 5% of the Company’s common stock a nomination of any individual to the board of directors. There are no nominees included on the Company’s proxy card who are not standing for re-election.

Bruce C. Klink, Chairman, James M. Dubin, David K. Evans, Derek W. Glanvill, Stewart B. Reed, Members

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Audit Committee Report

This report of the audit committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts. The audit committee furnished the following report as required under the revised proxy rules adopted by the Securities and Exchange Commission. The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s audit committee charter.

REPORT

The audit committee met nine times during 2018, and discussed with the Company’s management the interim financial statements of the Company for each applicable reporting period prior to the filing or distribution of such financial statements. The audit committee met in March 2019 to review and discuss with the Company’s management and the independent auditors the audited financial statements of the Company for the fiscal year ended December 31, 2018. Management has the responsibility for preparation of the Company’s financial statements, and the independent auditors have the responsibility for examining those statements and expressing an opinion thereon. The audit committee’s primary responsibility with respect to the Company’s financial statements is one of review and oversight.

The committee has acted, pursuant to its charter, and has during the year, (a) reviewed with the independent auditors their internal quality control procedures and independence from management, (b) reviewed with management and the independent auditors recent accounting pronouncements and their effect on the financial statements of the Company, (c) reviewed the Company’s financial and disclosure control procedures instituted by management, and (d) reviewed with chief financial officer and the independent auditors the Company’s internal system of financial and accounting controls.

The audit committee also discussed with the independent auditors matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees,” and received from the independent auditors written disclosures regarding the independence of the independent auditors from the Company as required by PCAOB Rule 3526, titled “Communications with Audit Committees Concerning Independence.” The audit committee considered the compatibility of the non-audit services the Company received from its independent auditor and the effect of such engagements on the independence of the independent auditors.

Based on all of the above, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission.

J. Nicholas Filler, Chairman, James M. Dubin, David K. Evans, Derek W. Glanvill, Bruce C. Klink, Members.

NOTE: If any person wishes to communicate with the Company’s audit committee regarding any question or concern arising out of the Company’s accounting, internal financial controls, or auditing matters, such questions or concerns should be forwarded to the Company under its compliance reporting policy, a copy of which is available for viewing at www.omegaflex.com/compliance.asp.

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Compensation Committee Report

This report of the compensation committee shall not be deemed to be “soliciting material” or subject to Regulations 14A or 14C of the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document, and shall not otherwise be deemed filed under such Acts. The compensation committee furnishes the report on executive compensation as required under the proxy rules on executive compensation adopted by the Securities and Exchange Commission. The compensation committee charter is available on the Company’s website at www.omegaflex.com. The Company will provide any person, without charge, upon filing a written request to the secretary of the Company at its general offices, with a copy of the Company’s compensation committee charter.

REPORT

The compensation committee of the board of directors consists entirely of independent, non-employee directors. The committee has the responsibility for: (a) fixing the elements of a comprehensive compensation program for the chief executive officer and the executive officers of the Company that provide rewards and create incentives for their performance in maintaining and improving the profitability of the Company and enhancing long-term shareholder value; (b) reviewing the levels of compensation to be paid or granted to the chief executive officer and the executive officers of the Company; and (c) recommending to the entire board of directors the levels of such compensation to be paid or awarded.

The compensation committee is fully committed to the proposition that compensation paid to the chief executive officer and the executive officers of the Company should be fashioned in a manner so as to encourage initiatives by those officers that will promote the long-term growth and enhancement of the intrinsic value of the Company. The committee believes that growth of the Company’s intrinsic value will ultimately translate into the growth and enhancement of the interests of the shareholders in the Company. This compensation program is further intended to provide incentives to the executive officers that are linked to the financial results of the Company. The committee is also mindful of the need to attract and retain individuals possessing the vision and leadership skills necessary to continue the Company’s growth into the future. With these propositions in mind, the compensation committee has based the compensation of the Company’s executive officers upon three pillars: base salary, performance-related annual bonuses based on the actual financial results of the Company measured against its pre-established business plans, and long-term incentives, such as phantom stock units.

Base salary. The committee annually reviews the annual base salary of the chief executive officer, the chief operating officer and the chief financial officer. The committee also reviews the recommendations of the chief executive officer for the annual base salary of the Company’s other executive officers. The factors upon which the committee determines the base salary of the chief executive officer and the Company’s other executive officers include the performance in the preceding year in meeting pre-established business plan goals for sales and net income, the level of responsibility within the Company, and the contributions of the chief executive officer and each of the Company’s executive officers that will enhance the long range prospects of the Company, but the effects of which may not be immediately apparent. The committee has also reviewed the executive compensation of the chief executive officer in comparison to the CEO compensation within a peer group of 12 other companies, which are similar in size and market sector to the Company. Based on that comparitive review and the other factors disclosed in this report, the compensation committee has concluded that the that the total compensation to the chief executive officer is appropriate and reasonable. Effective January 1, 2018, the annual base salary of the chief executive officer was increased from $414,000 in 2017 to $429,125 for 2018. The committee believes that the salary policy of the Company should be at a rate that may be considered “below market,” with the view of encouraging superior performance with “above market” short-term incentive awards.

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Incentive Bonus Plan. Effective January 2012, the committee adopted a performance measurement for the plan based on earnings before interest and taxes (“EBIT”) because the committee determined that EBIT represented the true measure of management performance of the Company’s continuing operations. For fiscal year 2018, the bonus pool earned by management was approximately $5 million, which increased from higher sales and controlled costs. Each year the compensation committee also establishes performance targets for Mr. Hoben as the chairman and chief executive officer and Mr. Albino as the president and chief operating officer in the form of the maximum share for each of the respective officers to the total amount accrued for the incentive bonus pool (which itself is a simple percentage of the Company’s earnings before interest and taxes). For the year 2018, the maximum share percentages were 45% for Mr. Hoben and 35% for Mr. Albino; however, each year the committee retains the discretion to reduce those percentages based on the executive’s performance, and the performance of other executives participating in the incentive bonus plan, during the relevant year. It should be noted that in 2019, both Mr. Hoben and Mr. Albino voluntarily requested that the compensation committee reduce their respective percentages share of the 2018 bonus pool for redistribution to other participants in the bonus program. The committee granted this request and commended Mr. Hoben and Mr. Albino for their generous and far-sighted actions. As can be seen from the Summary Compensation Table on page 27, the amounts allocated from the incentive bonus plan to Mr. Hoben and Mr. Albino account for over 50% of their total compensation, and as the incentive bonus plan is calculated as a percentage of the Company’s earnings before interest and taxes, a majority of the annual compensation paid to those executives is directly tied to the annual financial results of the Company. In 2014, the employment agreements with each of Mr. Hoben and Mr. Albino were amended to add a “clawback” provision. Under the amended employment agreements, any amount of incentive compensation that is subject to recovery under any law, rule or listing requirement and based on an overstatement of earnings is subject to repayment by the employee to the Company. This “clawback” provision in the employment agreements of the chief executive officer and the chief operating officer is a safeguard against improper manipulation of the Company’s earnings.

Long-term Compensation. The Omega Flex, Inc. 2006 Phantom Stock Plan is designed to function as the long term component of our compensation program. Under the phantom stock plan, select members of the management team may receive units of phantom stock. The value of the phantom stock is tied to the value of our common stock. The phantom stock units have a vesting schedule, typically three years. After the phantom stock units have vested, the executive would receive the value of the phantom stock, which would be equal to the then current value of the Company’s common stock on the maturity date of the phantom stock units. This amount could either be full value (the phantom stock unit is equal to the common stock) or it could be appreciation only (the phantom stock unit is equal to any increase in the value of the common stock). The outstanding phantom stock units also accrue amounts equal to any cash or stock dividends declared on the Company’s common stock. If the executive voluntarily leaves the Company or is terminated, then any unvested awards of phantom stock units are forfeited. Awards to employees are at the discretion of the committee and upon recommendation by the chief executive officer. We do not have a formal program on the timing of the phantom stock awards, but we do review decisions on whether to grant phantom stock units on an annual basis in the first quarter, and then during the year depending on circumstances. Generally, the awards will be made either outside any black-out period applicable to insider trading of our common stock, or in conjunction with the calculation and payment of our annual bonus program, which occurs in the first quarter of each year.

Other Compensation. In addition, each year the entire board of directors, based upon the recommendation of the compensation committee, considers the percentage participation of all employees (including the chief executive officer and the other executive officers of the Company) in the Company’s Profit Sharing Plan. For the fiscal year ended December 31, 2018, the committee recommended and the board of directors voted in favor of a Company contribution of 3% of annual base salary for all eligible employees up to the maximum of $128,400 and in favor of a Company contribution of six percent 6% of annual base salary for all eligible employees for amounts in excess of the maximum of $128,400 (as limited in accordance with the Employee Retirement Income Security Act).

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After considering all of the factors and making recommendations upon the annual base compensation and bonus formulae and percentage participations for the chief executive officer and each of the other executive officers of the Company, the committee presents this report to the full membership of the board of directors at its December meeting each year. The recommendations of the compensation committee was presented, discussed and voted upon, and approved in an executive session of the board of directors of the Company, with Messrs. Hoben and Albino abstaining.

The compensation committee has reviewed the compensation discussion & analysis required by Item 402(b) of Regulation S-K and discussed that analysis with management. Based on this review and discussion, the compensation committee recommended to the board of directors that the compensation discussion & analysis be included in the Company’s annual report on Form 10-K and in this proxy statement.

Stewart B. Reed, Chairman, David K. Evans, J. Nicholas Filler, Bruce C. Klink, , Members.

COMPENSATION DISCLOSURE AND ANALYSIS

Introduction. Our business is built upon a strategy of leveraging our ability to design and introduce new products using flexible metal hose that take advantage of our superior engineering and manufacturing capabilities. These advantages allow us to compete in markets with competitors that are much larger companies. As a smaller competitor, we must be able to identify opportunities and react quickly to those opportunities. This strategy places a premium on performance of all of our employees, from the chief executive officer on down. Our compensation philosophy is intended to attract people who can work and succeed in a lean and nimble organization, to motivate our employees to achieve our short-term and long-term goals, and to retain those employees who contribute to our success.

New Developments. In December 2018, Kevin R Hoben was named by the board of directors as chairman and chief executive officer of the Company, and Mark F. Albino was named president and chief operating officer. Mr. Albino’s salary was raised to $445,000.00 per year to reflect his new responsibilities.

The compensation committee reviewed the peer group of other publicly traded companies with which to compare executive compensation, primarily for use in comparing CEO compensation levels. Several companies were added or dropped from the peer group as a result of merger and acquisition activity or performance results of the peer group. The committee examined specific performance measurements in comparing the OmegaFlex financial performance to the peer group, including (a) returns on capital, including returns on equity, returns on investment and returns on asssets; (b) sales, and (c) and financial measures such as EBITDA, cash flow and net income. The committee did not weigh any specific measurement results over others.

Review of Company Performance

In 2018, the Company had net sales of $108,313,000, which were 6.4% higher than the prior year net sales of $101,799,000. Net income in 2018 was $20,139,000, which was 28.6% higher than the 2017 results of $15,662,000, which included a tax charge of approximately $709,000 relating to taxation of the Company’s foreign earnings.

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At its meeting in December 2018, the compensation committee reviewed the executive compensation for the chief executive officer, and compared it to a peer group of 12 publicly traded companies within the industrial products sector and with sales ranging from $50 million to $350 million. The peer group consisted of the following companies:

Axon Enterprises	Cemtrex, Inc	CompX Intl	Core Moldng Tech
CTI Industries	Hudson Tech	Hurco Co Inc	Lakeland Inds
Napco Security	Pioneer Pwr Sol	Sun Hydraulics	UFP Technologies

The committee reviewed the financial performance of OmegaFlex in 2018 as compared to the median of the financial results of the companies in the peer group for the same period. Overall, the performance of the Company exceeded median levels of the peer group, and in areas such as returns on capital, the Company outperformed the median by several times. Finally, the committee reviewed the total shareholder return of OmegaFlex as compared to the S&P 500 and the S&P Building Products Index.

The five-year total shareholder return performance for OmegaFlex common stock and comparison indices are:

Stock / Index	5 Year Cumulative Return
Omega Flex, Inc. common stock (OFLX)	$285.24
S&P 500	$150.33
S&P Building Products Index	$132.65

Based on this review, the compensation committee has concluded that the total compensation to the chief executive officer is appropriate and reasonable.

Types of Compensation. Our executive compensation program is comprised of several components listed in the table below. The table also describes the reasons why we use each of the compensation components, and results that we intend to reward through each of the components.

Compensation Component		Purpose for Component		Results that are Rewarded
Salary	●	Fixed payments that are consistent with industry practices and similar organizations	●	Attracting key personnel who will be instrumental in executing our objectives

Annual Incentive Performance Bonus	●	Motivate individual performance that contributes to the Company’s financial results	●	Bonus pool is equal to 16.2% of the Company’s earnings before interest and taxes

	●	Deliver strong bottom line performance to shareholders

Long Term Incentives/ Phantom Stock Plan	●	Promote a long-term and strategic viewpoint in terms of markets, product development and organizational growth	●	Sustained stock price appreciation

	●	Retain certain employees who provide critical skills for our businesses	●	Continued employment with our company during the vesting period

	●	Align interests of executives and other key employees with shareholders in improving stock price appreciation

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Employment Contract/ Termination Benefits	●	Retention of key employees to provide continuity of management	●	Continued employment with the Company; currently only the CEO and the COO have employment contracts

Employee Benefits	●	Standard employee benefits, including medical, dental, life, and disability insurance, and retirement programs	●	Assures executives of protection against unexpected costs for medical care

	●	Benefits are offered to all employees	●	Institutes a retirement program for employees in which they can save for retirement

Additional Benefits and Perquisites	●	Certain club memberships allow us to use facilities for business meetings and functions	●	Employment contracts with CEO and COO require certain benefits

	●	Use of company car or reimbursement of car expenses are for availability and efficiency

Determination of Amounts. Each of the components of the compensation program is set by the compensation committee of the board of directors. Because each of the components in our compensation program functions differently, the ways in which each compensation element is determined is slightly different from one element to the next.

Salary and Employee Benefits

The compensation committee had initially retained a compensation consultant, that examined the cash compensation program for our executives. Based on the statistical peer group information provided by the consultant, the committee adjusted the salaries of the CEO, COO and CFO to the median level of the peer group. Since that time, the compensation committee has limited salary increases for the CEO and other named executive officers to the 3% to 4% range each year, with authorized increases to 2018 salary levels of 3.5%.

In reviewing the CEO compensation of the review group, the committee determined that the annual salary of OmegaFlex’s CEO, Kevin Hoben of $ 429,125 in 2018 was in line with the average of the review group CEO salary in 2018 of $ 445,785. The base salaries established by the compensation committee for our named executive officers as of January 1, 2019 are set forth below:

2019 Salary Levels

Officer	Annual Salary
Kevin R. Hoben, Chairman & CEO	$445,000
Mark F. Albino, President & COO	$445,000
Steven A. Treichel, Sr. Vice President	$189,228
Paul J. Kane, VP – Finance & CFO	$188,199
Timothy P. Scanlan, General Counsel & Secretary	$222,456

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The company provides a standard arrangement of employee benefits to all of our employees, including our executive officers. The employee benefits include insurance programs for medical, dental, life, and disability, as well as retirement plans consisting of a 401(k) and profit sharing plan. The executive officers participate in these plans on the same basis as all of our other employees.

Omega Flex, Inc. Executive Incentive Plan

Description. Our executive officers, participate in the Omega Flex, Inc. Executive Incentive Plan, while certain sales employees participate in a separate sales incentive program. The executive incentive plan is used to motivate individual employees to contribute to the overall success of our company. The incentive plan uses a basic formula of 16.2% of the Company’s earnings before interest and taxes (and excluding the bonus itself) to generate the total amount to be accrued for the executive incentive bonus pool.

Purpose. The purpose for using a performance bonus based on earnings before interest and taxes is based on the premise that management is placed in charge of the shareholder’s investment, and must diligently manage that investment and achieve earnings from the operation of the business. Only items relating to interest and taxes are excluded as those charges relate to the board’s decision to incur debt to expand the Company’s operations or other purposes, This bonus plan is significant in that it requires management to marshal and manage the assets used in the business in the most economical way to generate higher earnings and a return on the capital investment.

Calculation. Participating salaried employees receive a percentage of that pool that is designated by their manager. In the case of the CEO and the COO, that maximum percentage is set in advance on an annual basis by the compensation committee, and is subject to reduction by the committee at its discretion. For 2018, the compensation committee set the maximum percentage of the incentive bonus pool that could be awarded to Mr. Hoben and Mr. Albino at 45% and 35%, respectively. At a meeting on February 14, 2019, the compensation committee, at the request of Mr. Hoben and Mr. Albino, exercised its discretion and reduced the percentage of the incentive bonus pool, with percentage awards Mr. Hoben at 37% and to Mr. Albino at 30.5%. All other executive officers receive a participating share in the bonus pool based on the recommendations of the CEO, and subject to review and approval by, the compensation committee. The following cash incentive bonuses were awarded by the compensation committee based on the Company’s financial performance and individual performance in 2018 for each named executive officer:

Officer	Amount	Percentage of Bonus Pool[1]
Kevin R. Hoben, Chairman & CEO	$1,878,000	37.0%
Mark F. Albino, President & COO	$1,545,000	30.5%
Steven A. Treichel, Sr. Vice President	$400,000	7.9%
Paul J. Kane, VP – Finance & CFO	$107,000	2.1%
Timothy P. Scanlan, General Counsel & Secretary	$170,000	3.4%

1Other executive officers also participate in the executive incentive bonus program.

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Long Term Incentive Plans — Phantom Stock

Description. The phantom stock plan was instituted in 2006. It is designed to function as the long term component of our compensation program. Under the plan, select numbers of the management team may receive units of phantom stock. The value of the phantom stock is tied to the value of our common stock. The phantom stock units have a vesting schedule, typically three years. After the phantom stock units have vested, the executive would receive the value of the phantom stock which would be equal to the then current value of the Company’s common stock on the maturity date of the phantom stock units. This amount could either be full value (the phantom stock unit is equal to the common stock) or it could be appreciation only (the phantom stock unit is equal to any increase in the value if the common stock). If the executive voluntarily leaves the Company or is terminated, then any unvested awards of phantom stock units are forfeited.

Determination of Awards. The basis for determining the size of the awards is limited by the total amount of the phantom stock units authorized under the phantom stock plan. The phantom stock plan was implemented in 2006 with 1 million phantom stock units, and once the units are granted, they are deducted from the total authorized amount. Awards to employees are at the discretion of the compensation committee and upon recommendation by the CEO. Each year, approximately 8,000 to 10,000 phantom stock units are granted to participating executives. The number of phantom stock units granted at any one time is targeted between 5% to 15% of total compensation. The compensation committee believes that this level of periodic grants of phantom stock units to select key employees is appropriate to achieve the goal of promoting long-term stategic goals and retention of key executives. We do not have a formal program on the timing of the phantom stock awards, but we do review decisions on whether to grant phantom stock units on an annual basis in the first quarter, and then during the year depending on circumstances. Generally, the awards will be made either outside any black-out period applicable to insider trading of our common stock, or in conjunction with the calculation and payment of our annual bonus program, which occurs in the middle of the first quarter of each year. For 2019, the following “full value” phantom stock unit awards were approved by the compensation committee on February 14, 2019 to the named executive officers.

Officer	Number of Units	Value at Grant Date
Kevin R. Hoben, Chairman & CEO	-	$0
Mark F. Albino, President & COO	-	$0
Steven A. Treichel, Sr. VP	1,400	$95,284
Paul J. Kane, VP – Finance & CFO	930	$63,295
Timothy P. Scanlan, General Counsel & Secretary	930	$63,295

Employee Benefits and Perqusites

All of our named executive officers participate in employee benefit programs that are offered to other company employees, including the OmegaFlex Profit Sharing 401(k) plan, and medical, dental, and life insurance plans. In addition, Mr. Hoben has use of an automobile leased by the Company, and Mr. Albino receives payments to cover the cost of an automobile. Mr. Hoben also has the use of one club membership, which is paid for by the Company, but which also allows the Company to utilize the club facilities for meetings and events. There is one supplemental executive retirement program in place for Mr. Treichel. This program was in place when the Company was acquired in 1996. It provides for monthly payments to the executive or his designated beneficiary upon the employee’s retirement or death. The payment benefits are $3,000 per month with the term of such payments limited to 15 years after the executive’s retirement or after the age of 65.

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Role of Management

As stated above, the compensation committee has the primary role in setting the compensation level for the CEO and the COO. Some elements of compensation are set forth in employment agreements with the CEO and the COO, and we are required to comply with those contractual obligations. For other executive officers, the CEO is responsible for making recommendations to the compensation committee regarding annual salary increases and annual performance bonuses. The compensation committee reviews those recommendations and after discussion with the CEO, may accept, modify or reject those recommendations.

Coordination of Compensation Elements with Overall Objectives

Salary. Our base salary levels reflect on a combination of factors, including the executive’s assigned responsiblities, experience and length of company service, individual performance, and competitive pay levels. As previously noted, the base salaries of our CEO, COO and CFO were initially brought up to the median level of the comparison group, with the CEO salary at parity with the medial salary level of the peer group. The salary levels of all executive officers have been adjusted annually at substantially the same rate as all management personnel within the range of 3% to 4%.

Performance Bonus. Our annual executive incentive bonus program is intended to motivate all of our salaried employees to actively contribute to the financial success of our business. Further, because our annual performance bonus is a large component of the overall compensation of our executive officers, more of their compensation is “at risk,” and this risk factor is an additional motivating factor to improve the performance of our businesses and achieve the targeted returns. In this manner, our executive officers are paid for performance. We believe that this system focuses management on the growth of the business, and that this compensation arrangement is appropriate for a high growth company such as ours. The risk to the shareholders is minimized with the CEO and the COO both holding significant positions in the Company’s common stock, and having their long-term interests aligned with those of all other shareholders.

Long Term Incentives – Phantom Stock. The phantom stock plan fits into our compensation objectives in three different ways:

●	Creating a long term perspective for management
●	Aligning the interests of management with the shareholders
●	Retention of key employees

Long term perspective. Because the amounts awarded under the phantom stock plan are not paid for several years, we expect that participants in the plan would view their participation in the program on a long term basis and use the time to foster conditions in the Company or the markets in which we operate that favor the growth of the Company over a long term basis. Therefore, strategic initiatives that require enormous amounts of planning to carry out properly would still be pursued by management because they would improve the chances that the value of the phantom stock unit would increase in value.

Alignment with shareholders. Also, the Company is fortunate to have the chief executive officer and the president as significant shareholders in the Company, and therefore the interests of the two highest executive officers are closely aligned with that of the other shareholders. However to increase this perspective among other members of management, we may use the phantom stock units to increase the executives’ appreciation of the shareholders’ interest. On receipt of full-value phantom stock units, the management’s long term compensation will increase or decrease in unison with the value of the shareholders’ investment. This provides a powerful incentive to increase the value of the phantom stock units while also enabling a discipline through the three year vesting period so that short term gains are not achieved at the expense of long term growth.

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Retention of key employees. Because the other elements of compensation are biased towards short term goals, the ability to retain key management personnel is crucial. Our primary method of retaining key people is to grant phantom stock units that have a moderate vesting schedule with a payout over three or four years. The employee may not voluntarily terminate his or her employment with us without forfeiting their rights under the phantom stock plan. The phantom stock therefore functions as a retention tool to retain key employees who are necessary to the smooth and profitable operation of the Company.

Tax and Accounting Treatments.

In December 2017, the Tax Cut and Jobs Act of 2017 was signed into law. Among the many other provisions, the Act eliminated the exemption applicable to performance-based compensation that previously allowed public companies to avoid the $1 million tax deduction limit under Section 162(m) of the Internal Revenue Code. While the Act provided certain transition relief, that relief is not available for “new contracts entered into or renewed after November 2, 2017.” The employment contracts for the Company’s CEO and COO were written for a specific duration, and thereafter are automatically renewed on an annual basis, unless terminated by either party. Therefore, under the guidance from the the Joint Explanatory Statement of the Committee of Conference, the transition relief is not available for OmegaFlex, Inc. and executive compensation paid in 2018 and subsequent years that exceeds $1 million may not be deductible on the Company’s tax returns in those tax years. It is not expected that the changes initiated by the Act will significantly alter the compensation plans and practices of the Company in the 2019 calendar year, but the compensation committee will review those plans and practices to ensure their overall effectiveness.

The accounting and tax treatment of compensation have not previously been a factor in determining the types or amounts of compensation for our executive officers. As can be seen, we heavily favor cash compensation as the biggest components of executive compensation, and these amounts have a fairly straight-forward accounting and tax treatment. We have likewise chosen to use the phantom stock plan for the primary purpose that it is non-dilutive to the shareholders – that is, no new shares of common stock are issued to executives that could decrease the shareholder’s interests in the Company. The phantom stock units are treated as general unsecured liabilities of the Company.

Stock Ownership Requirements

We do not have a formal requirement that the executive officers hold any certain amount of shares of our common stock. As previously noted, both the CEO and the COO are significant shareholders of the Company, through the 1996 stock option plan. That plan has been terminated and is no longer in effect.

EXECUTIVE COMPENSATION

The following table sets forth all of the compensation earned by the Company’s principal executive officer, principal financial officer, and the three other most highly compensated executive officers for all services rendered by them to the Company in all capacities for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016.

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Summary Compensation Table

	Year	Salary ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Comp ($)(3)	Total ($)
Kevin R. Hoben	2018	429,125	0	1,878,000	51,378	2,358,503
President & CEO	2017	414,000	0	1,609,649	50,964	2,074,613
	2016	400,000	0	1,457,040	47,860	1,904,900
Mark F. Albino	2018	358,215	0	1,545,000	34,308	1,937,523
Exec. Vice President &	2017	342,748	0	1,401,603	33,894	1,778,245
COO	2016	331,157	0	1,270,240	31,875	1,633,272
Steven A. Treichel	2018	187,506	83,400	400,000	20,391	691,297
Sr. Vice President	2017	181,166	88,460	374,000	19,846	663,472
	2016	175,056	84,201	340,000	38,363	637,620
Paul J. Kane	2018	188,919	55,600	107,000	21,278	372,797
Vice President – Finance	2017	181,834	53,076	100,277	20,848	356,035
	2016	175,686	59,436	126,999	20,568	382,689
Timothy P. Scanlan	2018	217,236	55,600	170,000	19,595	462,431
General Counsel	2017	209,881	53,076	158,114	18,982	440,053
	2016	202,796	59,436	149,440	21,506	433,178

Footnotes:

(1) All stock awards are in the form of full value phantom stock units issued pursuant to the Omega Flex, Inc. 2006 Phantom Stock Plan. In 2018, the number of full value phantom stock units issued to Mr. Treichel was 1,500, and 1,000 to each of Mr. Kane and Mr. Scanlan. The value of the stock award is the closing price of the OmegaFlex common stock as of the grant date. The closing price on the 2018 grant date was $55.60.

(2) Amounts are calculated were paid under the Omega Flex, Inc. Executive Incentive Plan.

(3) Amounts reflected in this column include:

Company contributions to the Omega Flex Inc. 401(k) Profit Sharing Plan. The matching contributions paid in 2018 for each of the named executive officers was $12,648.

Supplemental executive retirement – Mr. Treichel is the beneficiary of a supplemental executive retirement plan (“SERP”) that was in place prior to acquisition of the Company by Mestek, Inc. in 1997; an accrual in 2010 for the benefits to be paid after his retirement was $0 due to conditions in the financial markets in 2018.

Company car - For Mr. Hoben and Mr. Albino, this amount also includes the use of a company car, valued on an annual basis at $18,305 and $9,600 respectively.

Benefits – All Other Compensation includes amounts relating to employee benefit programs, including life and disability insurance, and medical and dental benefits, that are offered to all employees on equivalent terms.

Outstanding Equity Awards at Fiscal Year End(1)

Name	Number of share or units of stock that have not vested (#)(2)	Market value of shares of units of stock that have not vested ($)(3)	Equity incentive plan awards; number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards; market or payout value of of unearned shares, units or other rights that have not vested ($)
Kevin R. Hoben,	0	0	0	0
Mark F. Albino	0	0	0	0
Steven A. Treichel	3,683	161,118	0	0
Paul J. Kane	2,400	104,726	0	0
Timothy P. Scanlan	2,400	104,726	0	0

Footnotes:

(1)	All equity awards are in the form of phantom stock units issued pursuant to the Omega Flex, Inc. 2006 Phantom Stock Plan, as described in the compensation committee report which begins on page 18.
(2)	The vesting of the phantom stock awards occur in three approximately equal installments beginning one year after the grant date.
(3)	The market value is computed by using the Black-Scholes option pricing model as its method for determining fair value of the Units. The company uses the straight-line method of attributing the value of the stock-based compensation expense relating to the Units.

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Employment Agreements

On December 15, 2008, Omega Flex, Inc. entered into an employment agreement with each of Kevin R. Hoben, President and Chief Executive Officer of the Company, and Mark F. Albino, Executive Vice President and Chief Operating Officer of the Company. As of January 1, 2014, those employment agreements were amended in part to add a “clawback” provision.

The agreements with Mr. Hoben and Mr. Albino contain the following terms:

Duties and Term. Mr. Hoben will be employed by the Company as President and CEO, and Mr. Albino will be employed as Executive Vice President and Chief Operating Officer of the Company. Each of the executives will be employed for a period of two years, and that term will be automatically extended for consecutive one-year periods unless the Company provides six-months advance notice of termination. In each case, the agreements are also subject to earlier termination by the Company or by the executive.

Compensation. The agreements provide for compensation in the form of: (1) annual base salary (at present approximately for $445,000 for each of Mr. Hoben and Mr. Albino) subject to annual review and adjustment by the compensation committee of the board of directors; (2) annual incentive bonus awards in accordance with the bonus programs established by the board; (3) twenty days of paid vacation; (4) a car allowance; and (5) other employment benefits provided by the Company to all of its employees, such as retirement plans, medical and life insurance programs, and short- and long-term disability plans, in accordance with the terms of those employee benefit plans. In addition, the Company pays for a club membership for Mr. Hoben. The executive will be reimbursed for all reasonable and necessary expenses incurred in performing his duties. The 2014 amendments to the employment agreements each included a “clawback” provision, whereby any amount of incentive compensation that is subject to recovery under any law, rule or listing requirement and based on an overstatement of earnings is subject to repayment by the employee to the Company.

Termination. Each of the agreements may be terminated in any of the following circumstances: (1) death, (2) permanent disability, (3) for “cause” (as defined below) at the option of the Company, (4) without “cause” at the option of the Company, (5) for “good reason” (as defined below) at the option of the executive, (6) by resignation or retirement at the option of the executive, or (7) by the Company’s decision not to renew the agreement.

Payments on Termination. The executive will receive payments under his agreement as a result of the termination of the agreement, as follows:

●	Death or disability – accrued and unpaid base salary and vacation, and severance in an amount equal to the average incentive bonuses paid to the executive in the three previous fiscal years and prorated from the beginning of the fiscal year to the date of termination;

●	For cause, retirement or resignation - accrued and unpaid base salary and vacation as of the date of termination, retirement, or resignation;

●	Without cause or for good reason - accrued and unpaid base salary and vacation, severance in an amount equal to the average incentive bonuses paid to the executive in the three previous fiscal years, one year’s base salary, and continuation of health benefits and car allowance for one year; or

●	Non-renewal – accrued and unpaid base salary and vacation, severance in an amount equal to the average incentive bonuses paid to the executive in the three previous fiscal years, one year’s base salary, and continuation of health benefits and car allowance for one year.

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For purposes of the agreements, “cause” is defined under the agreements as (a) the willful failure to perform the executive duties under the agreement; (b) willful or gross misconduct; (c) conviction of, or plea of guilty or nolo contendere to, a felony; or (d) a material breach of the executive’s obligations under the agreement, including confidentiality and non-competition.

In addition, “good reason” is defined under the agreements to mean (a) a reduction in annual base salary; (b) a material reduction in bonus compensation related to factors other than (i) business or economic conditions, (ii) poor performance, (iii) limits on executive compensation imposed by law or regulation, or (iv) new requirements in the Internal Revenue Code or Employee Retirement Income Security Act; (c) a relocation of the place of employment greater than twenty five (25) miles from the current place of employment, or (d) a material reduction in principal duties and responsibilities.

Change in Control. Each of the agreements provides that if the agreement is terminated without cause or for good reason, or is not renewed by the Company, anytime in an 18 month period following a change in control, the executive will receive an amount equal to two years’ base salary and two times the average incentive bonus amounts paid or earned in the prior three years. These amounts are in addition to any payments that may be received in respect of the termination of the agreement. A “change in control” may occur through (1) a merger or consolidation of the Company with another entity, where the Company’s shareholders prior to the transaction will not hold a majority of the voting power of the equity interests of the successor entity; (2) a sale or transfer of all or substantially all of the Company’s assets; (3) acquisition by a person or group of persons acting together in a transaction or series of transaction resulting in that person or persons’ owning 50% or more of the voting power of the voting securities of the Company; (4) a change in the composition of the board of directors in a two year period where a majority of the board members as of the date of determination have changed from the beginning date; and (5) the liquidation or dissolution of the Company (excluding however, any bankruptcy of the Company).

Restrictive Covenants. During the term of each agreement and for one year after termination of each agreement, the executive may not solicit or induce any employee to leave the employment of the Company, or to solicit or induce any customer or supplier of the Company to terminate or modify their business relationship with the Company. Further, during the term of the agreement and for one year after termination of the agreement, the executive may not engage, either individually or as an employee, director, owner or consultant of any entity, in any business that is engaged in the manufacture and sale of flexible metal hose and braid products, or other line of business in which the Company is engaged at the time of termination.

Miscellaneous. The agreement will be interpreted in accordance with Section 409A of the Internal Revenue Code, including deferral of any payments to the executive if he is deemed to be a “specified employee” under §409A. Any payments under the agreements that may be subject to an excise tax imposed under Section 4999 of the IRC will be reduced to a level so that the payment will not be subject to that excise tax. The agreements supersede and replace the prior executive employment agreements.

Change of Control Agreements

On March 1, 2019, Omega Flex, Inc. entered into several change of control agreements with each of the following officers:

Paul J. Kane	Dean W. Rivest	Steven A. Treichel
Edwin J. Moran	Timothy P. Scanlan

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The Agreements all contain the following terms:

Change of Control. A Change of Control means an event where either (a) the individuals constituting the Company’s board of directors as of the date of the Agreement cease to constitute a majority of the board (except where the majority of the current board appoints or nominates for election a new board member), or (b) approval by the shareholders of a reorganization, merger or consolidation of the Company (except where 75% of the outstanding stock of the new organization is held by shareholders of the Company immediately prior to the reorganization, merger or consolidation), or (c) approval by the shareholders of a complete liquidation or dissolution of the Company, or a sale or disposition of substantially all of the Company’s assets.

Post-Change Employment Period. After a Change of Control occurs, the employee shall be employed by the Company for three years after the Change of Control occurred (the “post-change employment period”).

Terms of Employment. The employee shall be employed in substantially the same position with substantially the same duties and within 35 miles of the same physical location to which the employee was assigned as of the date of the Change of Control. During the post-change employment period, the employee will receive at least the highest base annual salary he received within the 12-month period prior to the Change of Control and will be entitled to participate in an executive incentive plan. The amount received under the executive incentive plan will be dependent on the performance of the Company during the post-change employment period. However, in lieu of participating in the executive incentive plan during the post-change employment period, the employee may instead elect to receive the three-year average compensation that the employee received under the Company’s executive incentive plans in the three years prior to the Change of Control, which would be paid monthly in arrears during the post-change employment period. The employee may also participate and receive benefits under the Company’s employee benefit programs, under the terms most favorable to employee as existed within 120 days prior to the Change of Control.

Termination of Employment during Post-Change Employment Period. The employee’s employment may be terminated during the post-change employment period (a) by the employee’s death, disability or retirement, (b) by the Company for “cause”, or (c) by the employee for “good reason.”

“Cause” means (i) deliberate misconduct having a material adverse effect on the Company, (ii) employee’s continuing failure to perform a substantial portion of his duties, after failing to cure those deficiencies within 30 days of receiving notice, (iii) a criminal felony conviction of the employee having a material adverse effect on the Company, (iv) employee’s use or abuse of controlled substances or habitual intoxication, after receiving 30 days’ notice, or (v) any material breach by employee of his obligations under the Agreement having a material adverse effect on the Company. In addition, the then current board of directors of the Company must notify the employee of the Company’s intent to terminate for cause and provide such employee with an opportunity to be heard with counsel by the board disputing the purported termination, and after that hearing provide to the employee a copy of the resolution that has been affirmatively approved by 75% of the then current board of directors finding that the employee’s conduct justifies termination for cause.

“Good Reason” means (i) any substantial increase or diminution of the employee’s authority, duties or responsibilities provided as part of the terms of his employment, unless the employee agrees to a substantial increase in his duties, (ii) any failure by the Company to pay the compensation provided under the Agreement, (iii) relocation to a location greater than 35 miles from his location before the Change of Control, or substantial increase in business travel than previously undertaken before the Change of Control, (iv) any purported termination by the Company, except as expressly provided under the Agreement, or (v) any failure by the Company to require any successor-in-interest to assume the obligations of the Agreement.

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Company Obligation upon Termination. If during the post-change employment period the employee’s employment with the Company is terminated for the reasons set forth below, then the Company shall pay the following:

Death, Disability or Retirement – annual salary up to the date of termination to the extent not previously paid, and any deferred compensation to the extent not previously paid, together with any other death, disability, retirement or any other available benefits offered by the Company, either before the Change of Control or as of the date of termination, whatever is most favorable to the employee.

Cause – annual salary up to the date of termination to the extent not previously paid, and any deferred compensation to the extent not previously paid.

Other; Good Reason – if employee is terminated for reasons other than for death, disability, retirement, or cause, or if the employee resigns for good reason, then the employee shall be paid (i) annual salary up to the date of termination to the extent not previously paid, and any deferred compensation to the extent not previously paid, and (ii) a severance benefit equal to a multiple of one or two times the sum of employee’s base salary, and the average of the last two annual performance bonus awards paid to employee; and shall be entitled to continued participation in the Company’s benefit plans for a period of 12 months after termination.

Non-competition; Non-disclosure. During his employment with the Company, the employee shall not compete with the Company or have a substantial interest in any organization that competes with the Company. The employee may not disclose the Company’s confidential and proprietary information, and shall return such information to the Company upon his termination.

Severance. If prior to a Change of Control, the employee is terminated other than for death, disability or for cause, or the Agreement is terminated and the employee is terminated other than for death, disability or for cause within 12 months of such Agreement being terminated, the employee shall receive as severance for 18 months after termination his annual base salary, paid on a regular payroll schedule, continuation of all benefits, and an extension of any period in which to exercise vested stock options, and shall also be entitled to participate in any executive incentive bonus plan through the next annual calculation and distribution. This severance is an alternative payment to that provided after a Change of Control as described above.

Miscellaneous. No payments under the Agreement may be subject to set-off or recoupment by the Company. The Company shall pay employee’s costs, expenses and legal fees incurred to enforce any terms of the Agreement against the Company. The Company shall require any successor in interest to assume the obligations of the Agreement. The Agreement is not effective unless expressly authorized by the board, which authorization was issued at a meeting of the board on January 31, 2019.

Retirement Plans

All of the executive officers of the Company are participants in the Omega Flex, Inc. 401(k) Profit Sharing Plan.

CEO PAY RATIO DISCLOSURE

Overview

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Kevin R. Hoben, our Chief Executive Officer (CEO). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

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CEO to Median Employee Pay Ratio

CEO Annual Total Compensation	$2,090,152
Median Employee Annual Total Compensation	$61,549
CEO to Median Employee Pay Ratio	34:1

Methodology

Our CEO pay ratio is an estimate calculated in a manner consistent with SEC rules and based upon our reasonable judgment and assumptions. Our methodology and process is explained below:

Calculation of CEO Pay. We elected not to use the compensation of the CEO from the Summary Compensation Table on page 27 because a majority of the CEO’s compensation is from the executive incentive payments that are disclosed in the table as earned in the year before the amounts are actually paid to the CEO, and do not correlate with the gross income of all employees based on our payroll records used to determine the median employee compensation. Therefore, we have used the salary, retirement plan contributions, life insurance and other perquisites paid to Mr. Hoben in 2018, plus the non-equity incentive plan compensation actually paid to Mr. Hoben in 2018, but which were earned for performance in 2017 and which is disclosed in the Summary Compensation Table for that year. Those amounts are as follows:

CEO Estimated Compensation
Salary	$429,125
Non-equity Incentive Plan Compensation (2017)	$1,609,649
Other Compensation	$51,378
TOTAL	$2,090,152

If we had used Mr. Hoben’s 2018 compensation from the Summary Compensation Table, the CEO pay ratio would have been 38:1.

Determination of Employee Population. We began with the total population of all global employees of Omega Flex, Inc. and its subsidiary Omega Flex Limited as of December 31, 2018, including full-time and part-time employees, interns and temporary workers on our payroll, but excluding our CEO.

Identification of Median Employee. We selected the gross income of all employees based on our payroll records, which includes salary, and any bonus or incentive payments actually paid in 2018 (even though the bonus or incentive payment was earned for performance in the prior calendar year). The payroll records do not include other items of compensation, such as company contributions for retirement or pensions plans, taxable portion of life insurance policies, the use of company car or car allowance, or other miscellaneous compensation. For employees of Omega Flex Limited in the United Kingdom, we applied an annual average exchange rate as of £1.3354 to $1.0000 to convert British pounds sterling into U.S. dollars. For all employees hired in 2018, we have annualized their gross income. Using this methodology, we determined that the median employee was a full-time hourly employee located in our Exton, Pennsylvania facility.

The disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this disclosure may not be comparable to the pay ratio reported by other companies.

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DIRECTOR COMPENSATION

Directors who are also employees of the Company receive no separate compensation for serving as directors or as members of any committees of the board. Each non-employee director receives the following compensation:

Annual Retainer	$15,000

Retainer – Chairman of the board	$10,000
Retainer – Chairman of Audit committee	$10,000
Retainer – Chairman of board committee	$3,000
Retainer – Audit committee member	$6,000

Attendance –Board meeting	$3,000
Attendance – Committee meeting	$3,000
Attendance – Telephonic meeting	$1,000

Directors are also reimbursed for their reasonable expenses in attending or participating in a board or committee meeting. The compensation of each director for the fiscal year ended December 31, 2014 is set forth in the table below:

Name	Fees earned or paid in cash ($)	Total ($)
David K. Evans	51,000	51,000
J. Nicholas Filler	61,000	61,000
Derek W. Glanvill	47,000	47,000
Bruce C. Klink	54,000	54,000
Stewart B. Reed	50,000	50,000

The material terms of the RSU grants are described below.

Restricted Stock Units

Purpose of the RSUs. The purpose of the grant of RSUs to non-employee members of the Board is to provide consideration for the services the Board members have provided to the Company and to help them increase their ownership in shares of the Company, thereby aligning their interest with the shareholders of the Company.

Shares Reserved for Issuance under the RSUs. An aggregate of 2,000 shares of Common Stock have been authorized and reserved for issuance pursuant to RSUs granted under the Director RSU Agreement. The shares of Common Stock issuable under the Director RSU Agreement will be treasury shares. As of March 29, 2019, the fair market value of the Common Stock was $75.80.

Eligibility. Four non-employee members of the Board (Evans, Filler, Glanvill and Klink) are eligible to be, and have been, granted RSUs. No other individuals are eligible to be granted RSUs.

Administration. The Board will be responsible for the administration of the grant and implementation of the RSUs. The Board has the authority to adopt such rules as it may deem appropriate to carry out the purposes of the Director RSU Agreement, to interpret and construe the provisions of the Director RSU Agreement and to make determinations pursuant to any provision therein. Each interpretation, determination or other action made or taken by the Board pursuant to the Director RSU Agreement will be final and binding on all persons. The Board will not be liable for any action or determination made in good faith, and will be entitled to indemnification and reimbursement in the manner provided in the Company’s Articles of Incorporation and By-laws as such documents may be amended from time to time.

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Restricted Stock Units. Each RSU represents the right to acquire one share of Common Stock. The RSUs are granted without payment of cash consideration. The RSUs are fully vested on the date of grant, but are subject to approval of the shareholders of the Company at the annual meeting of the Company’s shareholders to be held on June 11, 2019 (the “2019 Annual Meeting”). If the RSUs are not approved by the shareholders of the Company at the 2019 Annual Meeting, the RSUs will be forfeited. Subject to the approval of the RSUs by the shareholders at the 2019 Annual Meeting, on a date in June 2019 specified at the 2019 Annual Meeting, the Company will issue to the non-employee members of the Board who were granted RSUs a number of shares of Common Stock equal to the number of RSUs subject to their award.

Dividend Equivalents. If the Company pays an ordinary cash dividend on its Common Stock after the date of grant and prior to the issuance of Common Stock in settlement of the RSUs, the Board member who were granted the RSUs will be credited with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of RSUs subject to the award (a “Dividend Equivalent”). Any Dividend Equivalents will be subject to the same vesting, settlement, forfeiture, payment and other terms, conditions and restrictions to which the original RSUs are subject. Any vested Dividend Equivalents will be paid in cash.

Transferability of Awards. The RSUs may not be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.

Adjustments Upon Changes in Capitalization. Upon the occurrence of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of the Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock affecting the Common Stock; then the Board will equitably and proportionately adjust the number, amount and type of securities subject to the RSU award, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the RSU Agreement and the then-outstanding RSUs. No such adjustment will be made with respect to any ordinary cash dividend for which Dividend Equivalents are credited.

Shareholder Rights. Board members who were granted the RSUs do not have any rights as shareholders of the Company, no dividend rights and no voting rights, with respect to the RSUs or any shares of Common Stock underlying or issuable in respect of such RSUs until such shares of Common Stock are actually issued to and held of record by the Board member. However, as described above, the Board members who were granted the RSUs will have Dividend Equivalents with respect to the RSUs.

Amendment of RSUs. The Board reserves the right to alter, amend or to terminate the Director RSU Agreement (or waive any provision in writing) at any time, provided that no such action may adversely affect the Board member’s rights to outstanding RSUs without the consent of the Board member. However, the Company reserves the right to impose other requirements on the RSUs and on any shares of Common Stock acquired under the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Board member to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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Federal Income Tax Consequences. The following is a summary of the U.S. federal income tax consequences applicable to the Director RSU Agreement and the RSUs granted thereunder based on current U.S. federal income tax laws. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular non-employee member of the Board or to the Company. The provisions of the Internal Revenue Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a non-employee member of the Board’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a non-employee member of the Board may reside.

Restricted Stock Units. A Board member generally will not recognize any income at the time an RSU is granted. When payment on an RSU is made, the Board member will recognize ordinary income in an amount equal to the fair market value of the Common Stock received. The Company generally will be entitled to a business expense deduction in the same amount and at the same time as the Board member recognizes ordinary compensation income.

Dividend Equivalents. A recipient of Dividend Equivalents generally will recognize ordinary income at the time the Dividend Equivalent is paid in an amount equal to the amount of the Dividend Equivalent that is paid. The Company generally will be entitled to a business expense deduction in the same amount and at the same time as the Board member recognizes ordinary compensation income.

Sale or Other Disposition of Shares. Upon the disposition of shares of Common Stock issued pursuant to the RSUs, a Board member will recognize long or short-term capital gain or loss (depending on the amount of time the Common Stock is held after the restrictions end) on an amount equal to the difference between the sale price and the Board member’s basis in the shares of Common Stock. The Board member’s basis in the Common Stock is equal to the amount included in income in connection with the RSUs.

Section 409A. Section 409A of the Internal Revenue Code of 1986, as amended, imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.

If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

However, it is intended that the terms of the RSUs will not result in the imposition of any tax liability pursuant to Section 409A. If an unintentional operational failure occurs with respect to the Section 409A requirements, the Board may modify the terms of the Director RSU Agreement without the consent of the Board member holding the RSUs, in the manner that the Board may determine to be necessary or advisable in order to comply with Section 409A and to avoid the imposition of any penalty tax or other adverse tax consequences under Section 409A.

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Issued RSUs

The following table shows the total number of RSUs that will be granted to each of the individuals and groups indicated below if the RSUs are approved by shareholders of the Company:

Name and Position	Dollar Value		Number of RSUs
Kevin R. Hoben, Chairmand & CEO	-0-		-0-
Mark F. Albino, President & COO	-0-		-0-
Steven A. Treichel, Senior Vice President	-0-		-0-
Paul J. Kane, Vice President & CFO	-0-		-0-
Timothy P. Scanlan, General Counsel & Secretary	-0-		-0-
All current executive officers as a group	-0-		-0-
All current directors who are not executive offiers as a group	$151,600.00	(1)	2,000
All employees, including all current officers who are not executive officers, as a group	-0-		-0-

(1) Estimated, using the closing price per share of the Common Stock of $75.80 on March 29, 2019.

TRANSACTIONS WITH RELATED PERSONS

There were no transactions with any related persons in 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company, as well as persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and related written representations, during the fiscal year ended December 31, 2018, all applicable Section 16(a) filing requirements were satisfied on a timely basis, with the exception of the reports and transactions described below.

●	A Form 5 report was filed by Stewart B. Reed on July 26, 2018 to report the disposition by gift on December 29, 2017 of 1,000 shares of common stock held by a family trust.

●	A Form 5 report was filed by J. Nicholas Filler on April 5, 2019 to report the disposition on October 31, 2018 of 200 shares of common stock.

COMPENSATION COMMITTEE INTERLOCKS

The members of the compensation committee are Messrs. Reed (chairman), Evans, Filler and Klink. None of the members of the compensation committee was or has been an officer or employee of the Company. No member of the compensation committee is an executive officer of a company in which one of our executive officers sits as a director or serves on the compensation committee of that company.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee approved the retention of RSM US LLC (“RSM”) to audit the Company’s consolidated financial statements for the year ended December 31, 2018. The Audit Committee has restricted the non-audit services that RSM may provide primarily to special projects relating to prospective tax issues. The following table sets forth the aggregate amounts invoiced to the Company for the years ended December 31 of 2018, 2017 and 2016:

Description	2018	2017	2016
Audit Fees:	$234,450	$211,149	$203,940
Tax Fees	$15,600	$5,300	$2,500
Audit Related Fees (Form 11-K)	$28,734	$29,035	$28,153
All Other Fees	$15,000	$0	$0

Total	$293,784	$245,484	$234,593

“Audit Fees” are fees billed to the Company for professional services for the audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-K, review of financial statements included in Quarterly Reports on Forms 10-Q, audit of the Company’s financial controls, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Tax Fees” related to tax consulting services based on the review of the Company’s tax returns. Audit related fees were incurred in the audit of the Company’s retirement plans. All Other Fees represents professional services incurred in connection with the filing of Form S-8 by the Company on December 13, 2018.

FINANCIAL STATEMENTS

The Company’s audited consolidated financial statements and notes thereto, including selected financial data and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2018, are included in the Company’s annual report to shareholders which is available on the internet at www.omegaflexcorp.com. The annual report does not constitute proxy soliciting material.

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EXHIBIT A

FORM OF NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT AWARD AGREEMENT

OMEGA FLEX, INC.

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT AWARD AGREEMENT

NOTICE OF GRANT

Name:	[INSERT] (the “Non-Employee Director”)

Number of Stock Units
Subject to Award:	Five Hundred (500)

Award Date:	December 13, 2018 (the “Award Date”)

Vesting Conditions: The Award is fully vested and not subject to any service or other vesting conditions, but the issuance of shares under the Award is contingent on approval of the Award by the shareholders of the Company.

This restricted stock unit award (the “Award”) is granted under and governed by the Terms and Conditions of Restricted Stock Unit Award, which are attached hereto and incorporated herein by reference.

You do not have to accept the Award. If you wish to decline your Award, you should promptly notify the corporate secretary of Omega Flex, Inc. of your decision. If you do not provide such notification within thirty (30) days after the Award Date, you will be deemed to have accepted your Award on the terms and conditions set forth herein.

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TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

1. General. These Terms and Conditions of Restricted Stock Unit Award (these “Terms”) apply to a particular restricted stock unit award (the “Award”) granted by Omega Flex, Inc., a Pennsylvania corporation (the “Company”), and are incorporated by reference in the Notice of Grant (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Non-Employee Director.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Award Date.” The Award has been granted to the Non-Employee Director in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Non-Employee Director. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.

2. Stock Units. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s common stock (“Share”) solely for purposes of this Award Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Non-Employee Director if such Stock Units are settled pursuant to this Award Agreement. The Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting. The Award is fully vested and not subject to any service or other vesting conditions. Notwithstanding the foregoing, if the Award is not approved by the shareholders of the Company at the annual meeting of the Company’s shareholders to be held in 2019 (the “2019 Annual Meeting”), the Award will be forfeited.

4. No Rights to Continued Service. Nothing contained in this Award Agreement shall be deemed to create any obligation on the part of the Board of Directors of the Company (the “Board”) to nominate any of its members for reelection by the Company’s shareholders, nor confer upon the Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Non-Employee Director without his consent thereto.

5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Stock Units. The Non-Employee Director shall have no rights as a shareholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units or any Shares underlying or issuable in respect of such Stock Units until such Shares are actually issued to and held of record by the Non-Employee Director. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date upon which the Non-Employee Director will become the holder of record thereof.

(b) Dividend Equivalent Rights Distributions. As of any date after the Award Date and prior to the issuance of Shares as provided in Section 7 that the Company pays an ordinary cash dividend on its common stock, the Company shall credit the Non-Employee Director with a dollar amount equal to (i) the per share cash dividend paid by the Company on its common stock on such date, multiplied by (ii) the total number of Stock Units (with such total number adjusted pursuant to Section 9 of the Award Agreement) subject to the Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, settlement, forfeiture, payment and other terms, conditions and restrictions as the original Stock Units to which they relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash.

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6. Restrictions on Transfer. The Award may not be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.

7. Timing and Manner of Payment of Stock Units. Subject to the approval by the shareholders of the Company of the issuance of Shares under the Award at the 2019 Annual Meeting, on a date in June 2019 specified at the 2019 Annual Meeting the Company shall deliver to the Non-Employee Director a number of Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) equal to the number of Stock Units subject to the Award. The Non-Employee Director shall have no further rights with respect to any Stock Units for which Shares have been issued pursuant to this Section 7, and upon the issuance of such Shares, this Award shall terminate.

8. Administration. The Board shall be responsible for administering the Award. The Board shall have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Award Agreement, and shall have authority to interpret and construe the provisions of the Award Agreement and to make determinations pursuant to any provision therein. Each interpretation, determination or other action made or taken by the Board pursuant to the Award Agreement shall be final and binding on all persons. The Board shall not be liable for any action or determination made in good faith, and shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Articles of Incorporation and By-laws as such documents may be amended from time to time.

9. Adjustments Upon Specified Events. Upon the occurrence of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Company’s common stock; or any exchange of the Company’s common stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Company’s common stock affecting the Company’s common stock; then the Board shall equitably and proportionately adjust the number, amount and type of securities subject to the Award Agreement, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Award Agreement and the then-outstanding Award. No such adjustment shall be made with respect to any ordinary cash dividend for which Dividend Equivalent Rights are credited pursuant to Section 5(b). Any good faith determination by the Board as to whether an adjustment is required in the circumstances pursuant to this Section 9, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

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10. Responsibility for Taxes. The Non-Employee Director agrees to report and pay any and all income tax, social insurance, or payroll taxes (“Tax-Related Items”) that arise as a result of the grant, vesting or settlement of the Award, the subsequent sale of any Shares acquired at vesting, and the receipt of any dividends and/or Dividend Equivalent Rights. The Company is not responsible for withholding with regard to the Tax-Related Items. However, the Company reserves the right to withhold any Tax-Related Items to the extent circumstances change and it is required to do so. In this regard, the Non-Employee Director authorizes the Company, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy any Tax-Related Items withholding obligations that are legally required to be paid by the Non-Employee Director by one or a combination of the following methods: (a) withholding from cash amounts otherwise distributable to the Non-Employee Director by the Company; (b) withholding otherwise deliverable Shares and/or from otherwise payable Dividend Equivalent Rights to be issued or paid upon settlement of the Award (c) arranging for the sale of Shares otherwise deliverable to the Non-Employee Director (on the Non-Employee Director’s behalf and at the Non-Employee Director’s direction pursuant to this authorization); or (d) withholding from the proceeds of the sale of Shares acquired upon vesting/settlement of the Award. The Company may refuse to distribute the Shares or other property credited to the Non-Employee Director if the Non-Employee Director fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section 10.

11. Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Award by electronic means or request the Non-Employee Director’s consent to participate by electronic means. The Non-Employee Director hereby consents to receive all applicable documentation by electronic delivery and to participate in the program providing for the Award through an on line (and/or voice activated) system established and maintained by the Company or a third party vendor designated by the Company.

12. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Corporate Secretary, and to the Non-Employee Director at the Non-Employee Director’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Non-Employee Director is no longer a member of the Board, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

13. Entire Agreement. This Award Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Board reserves the right to alter, amend or to terminate the Award Agreement (or waive any provision hereof in writing) at any time; provided, however, that no such action may adversely affect the Non-Employee Director’s rights to any outstanding Award without the consent of the Non-Employee Director.

14. Limitation on the Non-Employee Director’s Rights. This Award confers no rights or interests other than as herein provided. The Non-Employee Director shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Stock Units and/or Dividend Equivalent Rights, and rights no greater than the right to receive the common stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

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15. Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17. Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles thereunder.

18. Choice of Venue. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the Commonwealth of Pennsylvania and agree that such litigation shall be conducted only in the courts of Chester County, Pennsylvania, or the federal courts for the Eastern District of Pennsylvania, and no other courts, where this grant is made and/or to be performed.

19. Code Section 409A. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”). This Award Agreement shall be construed and interpreted consistent with that intent. If an unintentional operational failure occurs with respect to the Code Section 409A requirements, the Non-Employee Director shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the U.S. Internal Revenue Service. Further, the Board may modify the terms of this Award Agreement without the consent of the Non-Employee Director or such other person, in the manner that the Board may determine to be necessary or advisable in order to comply with Code Section 409A and to avoid the imposition of any penalty tax or other adverse tax consequences under Code Section 409A. This Section 19 does not create an obligation on the part of the Company to modify the terms of this Award Agreement and does not guarantee that the Award or the delivery of Shares underlying the Award will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A. The Company will have no liability to the Non-Employee Director or any other party if the Award, the delivery of Shares upon payment of the Award or other payment hereunder that is intended to comply with Code Section 409A, does not so comply or for any action taken by the Board with respect thereto.

20. Severability. The provisions of this Award Agreement are severable and if any one of more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Non-Employee Director’s Award, on the Stock Units and on any Shares acquired under the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Non-Employee Director to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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COMPANY:

OMEGA FLEX, INC.

By:

Name:

Title:

NON-EMPLOYEE DIRECTOR:

Name:

Address:

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OmegaFlex® VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:00 PM (ET), on June 10, 2019.

Online
Go to **www.envisionreports.com/OFLX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2019 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed; FOR Proposals 2, 3 and 5; THREE Years in Proposal 4; and AGAINST Proposal 6.

1. Election of Directors:

Nominee	For	Withhold
01 - J. Nicholas Filler	☐	☐
02 - Derek W. Glanvill	☐	☐
03 - Bruce C. Klink	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
4. To vote, on a non-binding advisory basis, on the frequency of holding non-binding advisory votes to approve the executive compensation of the named executive officers of the Company.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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2019 Annual Meeting Admission Ticket

2019 Annual Meeting of OMEGA FLEX, INC. Shareholders

June 11, 2019, 1:00 pm ET
Reed Institute
152 Notre Dame Street, Westfield, MA, 01085

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/OFLX

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Omega Flex, Inc.

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 11, 2019

J. Nicholas Filler and Bruce C. Klink, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Omega Flex, Inc. to be held on **June 11, 2019** or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors; FOR items 2, 3 and 5; THREE YEARS for item 4; and AGAINST item 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.